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                                                                    EXHIBIT 10.8

                                   OFFICE LEASE

1.                BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

1.01     BASIC LEASE PROVISIONS

                  A.       BUILDING AND PREMISES ADDRESS:
                           FLOORS  6  and  7
                           20 NORTH MICHIGAN AVENUE
                           CHICAGO, ILLINOIS  60602

                  B.       LANDLORD AND ADDRESS:

                           U.S. EQUITIES REALTY, INC.
                           840 North Michigan Avenue
                           Suite 600
                           Chicago, Illinois  60611
                           as Agent for the beneficiary of LaSalle National Bank, not personally, but as Trustee under Trust Agreement dated March 1, 1983, and known as Trust No. 106020.

                  C.       TENANT AND CURRENT ADDRESS:
                           Illinois State Medical Inter-Insurance Exchange
                           ------------------------------------------------
                           55 East Monroe Street
                           ------------------------------------------------
                           Chicago, Illinois  60603
                           ------------------------------------------------
                           Attention: Lawrence W. Deidrick
                           ------------------------------------------------

                  D.       DATE OF LEASE EXECUTION:  July 29        , 1983
                                                    ----------------    --

                  E.       LEASE TERM:  Ten Years and Two (2) Five (5) Year
                                        ------------------------------------
                                                                        Options
                  F.       COMMENCEMENT DATE OF TERM:  Section 2.02
                                                       ---------------------
                  G.       EXPIRATION DATE OF TERM:  November 30, 1994
                                                     -----------------------
                  H.        MONTHLY BASE RENT: Sixty Three Thousand Two
                            Hundred Eight and 24/100 Dollars---($63,208.34)
                            ------------------------------------------------
                                                  (subject to adjustment as
                                                  provided herein)
                  I.       RENTABLE AREA OF THE PREMISES: 41,000 square feet
                                                          ------
                  J.       SECURITY DEPOSIT: None
                                             -------------------------------
                                            ($      )
                           --------------------------
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                  K.       ANNUAL BASE OPERATING EXPENSE Five and 50/100
                           Dollars-----------------------------($5.50)
                           -------------------------------------------
                           per square foot of rentable area

1.02     ENUMERATION OF EXHIBITS

                  The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

                           EXHIBIT A -- Plan of Premises
                           EXHIBIT B -- Legal Description
                           EXHIBIT C -- Rules and Regulations
                           EXHIBIT D -- Non-Disturbance Agreement
                           EXHIBIT E -- Permitted Exceptions

                                 2. PREMISES AND TERM

2.01.  LEASE OF PREMISES

       Landlord hereby leases to Tenant and Tenant hereby accepts the premises (the "Premises") shown on Exhibit A which are contained in the commercial building (the "Building") situated on the premises ("Land") legally described in Exhibit B and commonly known as 20 North Michigan Avenue, Chicago, Illinois, 60602 for the term and upon the conditions provided in this lease ("Lease").

2.02   TERM

       The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of:

       (i)        the date the Premises are "ready for
                  occupancy" (as hereinafter defined); The Premises will be deemed "ready for occupancy" under the terms of this Lease when the Landlord has substantially completed all work to be performed pursuant to the: (i) Work Letter of even date herewith and attached hereto "Work Letter"); and (ii) plans and specifications dated July 18, 1983 and prepared by Nagle Hartrey Associates (the "Building Plans and Specifications") to the extent of exterior work to the Building and lobby area on the ground floor of the Building and operatability of elevators. The Landlord covenants that the Premises shall be ready for occupancy not later than December 1, 1984. In the event a dispute arises as to whether or not the Premises are ready for occupancy, the joint decision of Landlord's architect and Tenant's architect or space planner shall be final and binding on the parties. If Landlord's architect and Tenant's architect or space planner cannot agree, then the decision shall be submitted to arbitration as herein after. provided in Section 3.3 of the Rider to this Lease. Landlord shall, prior to notifying Tenant that the Premises are ready for occupancy, make the Premises available to Tenant for the commencement of its work at Tenant's sole risk and so

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                  long as such work does not interfere with the construction of the Premises by Landlord. The license to enter the Premises by Tenant for construction purposes or for occupancy prior to December 1, 1984 shall not, however, affect the Commencement Date hereunder; or,

       (ii)       December 1, 1984.

         If the Premises are ready for occupancy prior to December 1, 1984, Tenant may occupy all or any part of the Premises on a rent-free basis for periods prior to December 1, 1984 as long as Tenant furnishes to Landlord evidence that it is concurrently paying rent for space elsewhere in connection with its business. If the Premises are ready for occupancy after December 1, 1984, Tenant shall, subject to its right to terminate this Lease as set forth in Section 7.01 hereof, occupy the Premises and the term shall commence on the date the Premises are ready for occupancy. Tenant shall not be obligated in any manner to occupy all or any part of the Premises nor shall the term commence until such time as the Premises are ready for occupancy in accordance with the provisions hereof and in no event shall the Commencement Date be prior to December 1, 1984.

       The Term shall expire on the date (the "Expiration Date") specified in Subsection 1.01G, unless sooner terminated as otherwise provided elsewhere in this Lease.

                                   3. RENT

       Tenant agrees to pay to Landlord at the office of the managing agent (the Manager) of the beneficiaries of Landlord (the "Beneficiaries), or at such other place designated by Landlord, without any prior demand therefor and without any deduction whatsoever, (except as herein permitted), base rent at the initial monthly rate specified in Subsection l.01H ("Monthly Base Rent). Monthly Base Rent is subject to adjustment pursuant to Sections 4.02 and 6.03, and as adjusted is hereinafter called "Adjusted Monthly Base Rent". Unless otherwise provided to the contrary in this Lease, Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Tenant shall not be obligated to pay Rent for the first 3 months and 5 days of the term hereof with the obligation to commence the payment of Rent beginning on the sixth day of the fourth month of the term. The first installment of Rent shall be paid by Tenant to Landlord on the Commencement Date. Adjusted Monthly Base Rent shall be prorated f or partial months within the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Adjusted Monthly Base Rent shall be deemed additional rent, and Adjusted Monthly Base Rent and additional rent shall hereinafter be collectively called "Rent." Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Tenant shall pay a late charge for delinquent Rent in accordance with the provisions of Section 26.01. In addition to the Premises demised hereunder, during the term hereof and any option term, Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord space in the basement of the Building which: Ci) comprises 2,000 square feet; (ii) shall be used solely for purposes of storage in connection with Tenant's business within the Premises; and (iii) location shall be mutually agreed upon by Landlord

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       and Tenant prior to the Commencement Date and enclosed by the Landlord, at its expense .("Original. Storage Space").

       Tenant may, at its sole option, to be exercised by the 'delivery of a written notice to the Landlord at least 180 days prior to the expiration of the third year of the Term of this Lease, rent an additional 3,000 square feet in the basement for purposes of storage to be designated by Landlord at the time of the exercise of the option with the understanding that such space (the "Option Storage Space") need not be contiguous to the Original Storage Space.

       The Landlord will enclose the Original Storage Space and Option Storage Space, at its expense, and construct such demising walls and doors necessary in order for Tenant to secure its personal property therein.

       The annual rent for the Original Storage Space shall be $12,000.00 for the term and option terms, if any, payable in equal monthly installments at the time Monthly Base Rent is due under the terms of this Lease. The annual rent for the Option Storage Space for the term and option terms, if any, shall be a "Market Rent" which is defined herein as the bona fide annual rent per square foot of net rentable area being offered by Landlord to prospective tenants for space in the basement for a lease term commencing on or after the date rent is to begin for the Option Storage Space ("Option Rent"). The annual Option Rent shall be paid in equal monthly installments payable at the time of and with Monthly Base Rent.

       In no event shall rent payable for the Original Storage Space and Option Storage Space have an effect on or be adjusted by Section 4.02 of this Lease.

                         4. ADJUSTMENTS TO MONTHLY BASE RENT

4.01   DEFINITIONS

       For the purposes of this Article 4, the following words and phrases shall have the following meanings:

       A. "Adjustment Date" shall mean the Commencement Date and each January 1 falling within the Term.

       B. "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

       C. "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, All Items, issued by the Bureau of Labor Statistics of the United States Department of Labor. It the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the


                                       4

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                  Consumer Price Index had not been so revised. If the 1967
                  average shall no longer be used as an index of 100, such change shall constitute a substantial revision. It the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication or alternatively, an Index generally used by other first-class downtown commercial office buildings for the determination of Consumer Price Index escalation.

      D. "Operating Expenses" shall mean and include all those costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management (including management fees), ownership, operation, maintenance, replacement and repair of the Building and the land upon which the Building is situated ("the Land") and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection with the Building or Land, including without limitation, Taxes (as defined herein), utility expenses and current amortization, including interest, of capital improvements reasonably necessary for the operation and maintenance of the Building. Operating Expenses shall not include the following: costs of capital improvement which increase the size of the Building; costs of alterations to premises of other tenants of the Building; charges for depreciation of the Building; interest and principal payments on mortgages (except for the financing of capital expenditures as provided hereinabove); real estate brokerage and leasing commissions. expenses for repairs or other work occasioned by a casualty; legal expenses in enforcing the terms of any lease; wages, salaries or other compensation paid to any executive or employee above the grade of Building Manager; wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by the Landlord; the cost of relocating tenants to other premises in the Building; the cost of any electric current furnished to the Premises demised to Tenant under this Lease or to any tenant in the Building, except the cost of any electric current furnished to the common areas and facilities of the Building shall not be excluded from Operating Expenses; the cost of any work or service performed for or facilities furnished to any tenant (including Tenant) at such tenant's cost; the cost of correcting defects in the renovation of the Building performed pursuant to the Building Plans and Specifications and charges and additions thereto or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; the cost of any repair made by Landlord pursuant to or as a result of condemnation; the cost of installing, operating and maintaining an observatory, broadcasting facilities, luncheon club, athletic or recreational club, cafeteria or dining facility; the cost of any other items for which Landlord is specifically reimbursed to the extent reimbursed; any cost or expense representing

                                       5
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                  an amount paid to a related corporation, partnership, person or other legal entity which is in excess of the amount which would be paid in the absence of such relationship; ground rental payments, if any, made by Landlord; advertising and promotion expenses relating to the leasing of space within the Building; space planner and architect fees related to the construction or remodeling of other tenants' space within the Building; cost of alterations and improvements of Tenant's Premises, including painting, redecorating and other work which the Landlord performs at its expense for the Tenant or any tenant in tenant areas of the Building, other than painting, redecorating or other work which is standard for or periodically performed in common areas of the Building. "Taxes", included in Operating Expenses, shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Building and the Land, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes); To the extent that such item would be payable if the land and Building were the only property of Landlord (or the only property of the beneficiaries under the Trust, if Landlord is a Trustee) and the rent and other income received by Landlord from the land and Building were the only income of Landlord (or the only income of the beneficiaries under the Trust, if the Landlord is a Trustee). For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, even though not due or payable until a subsequent year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the net amount of any tax refund received by Landlord during such year. If a special assessment payable in installments is levied against the Land, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes.

       E. Per Square Foot Operating Expenses" shall mean the amount of Operating Expenses for any Adjustment Year divided by 160,000 square feet (the rentable area of the Building).

4.02   ADJUSTMENTS TO MONTHLY BASE RENT

       Effective as of the Commencement Date of Term and as of each Adjustment Date, Monthly Base Rent shall be increased by an amount equal to 1/12 of the sum of: (i) The product of the rentable area of the Premises (as specified in Subsection 1.01I), multiplied by the amount by which the Per Square Foot Operating Expenses for the Adjustment Year in

                                       6
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       which such Adjustment Date falls exceeds the Base Operating
       Expenses, specified in Subsection 1.01K herein, plus (ii) a sum equal to 25% of the Monthly Base Rent multiplied by the percentage increase, it any, in the Consumer Price Index on the Adjustment Date over the Consumer Price Index on January 1 of the year in which the Term commences (or January 1, 1985 if the term of this Lease commences in 1984 in which event the adjustment to Monthly Base Rent for 1986 on account of an increase in the Consumer Price Index will also include 25% of the Monthly Base Rent payable in 1984 multiplied by the percentage increase, if any, in the Consumer Price Index on January 1, 1985 over the Consumer Price Index on January 1, 1984.) The rental as computed hereunder including adjustments for projections under Section 4.03 hereinbelow shall be referred to as Adjusted Monthly Base Rent. The Adjusted Monthly Base Rent shall never be less than the Monthly Base Rent specified in Subsection l.01H herein. For purposes of computing adjustments to Monthly Base Rent pursuant to Subparagraph (ii) of this Paragraph 4.02, only the Monthly Base Rent as specified in Section l.01H shall be taken into account for purposes of such adjustment without including any other item which could be characterized as "Rent." Notwithstanding anything herein contained to the contrary, Monthly Base Rent will not be adjusted for the first full year of the term after the obligation to pay rent commences hereunder on account of an increase in the Consumer Price Index.

4.03   PROJECTIONS

       For purposes of calculating Operating Expenses for any Adjustment Year, Landlord may make reasonable estimates, forecasts or projections (collectively, the "Projections") of Operating Expenses for such Adjustment Year. Landlord shall deliver to Tenant a written statement (i) setting forth, the Projections of Operating Expenses for the Adjustment Year in which such Adjustment Date falls, and (ii) providing a calculation of the increase in installments of Monthly Base Rent to become effective as of the Adjustment Date; provided, however, that the failure of Landlord to provide any such statement shall not relieve Tenant from its obligation to continue to pay Adjusted Monthly Base Rent at the rate then in effect under this Lease, and it and when Tenant receives such statement from Landlord, Tenant shall pay any increase in Monthly Base Rent reflected thereby effective retroactively to the most recent preceding Adjustment Date; provided, further, in the event that Tenant does not receive such Projections within 180 days of the Adjustment Date to which such Projections apply, then Tenant shall not be obligated to pay any increase specified in any statement thereafter received from Landlord for such Adjustment Year.

4.04   READJUSTMENTS

       On or about April 1st following the end of each Adjustment Year, or at such later time as Landlord shall be able to determine the actual amounts of Operating Expenses for the Adjustment Year last ended, Landlord shall notify Tenant in writing of such actual amounts. If the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year exceeds the amount thereof payable for such year based upon actual Operating Expenses for such Adjustment Year, then Landlord shall credit such excess to installments of Adjusted Monthly Base Rent payable after the date of Landlords notice until such excess

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       has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent. If such actual amounts exceed the Projections for such Adjustment Year, then Tenant shall, within thirty (30) days after the date of such written notice from Landlord, pay to Landlord an amount equal to the excess of the Adjusted Monthly Base Rent payable for the Adjustment Year last ended based upon actual Operating Expenses for such year over the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year. The obligation to make such payments shall survive the expiration or earlier termination of the Term. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section
       4.04. Landlord's notification of actual amounts required under this Paragraph 4.04 shall be in the form of a report, certified by an officer or agent of Landlord, setting forth the amount of the actual expenses for the Adjustment Year and the resulting increase, if any, in Tenant's Monthly Base Rent and Adjusted Monthly Base Rent. Landlord agrees to keep books and records showing Operating Expenses in accordance with a generally accepted system of accounting practices consistently applied and maintained on a year-to-year basis. If Tenant shall not dispute in writing any specific item or items on the report submitted by Landlord hereunder within 30 days after said report has been submitted to Tenant, then said report shall be deemed approved by Tenant and, if the expenses specified therein are in excess of the. Projections for such Adjustment Year, payment shall be made forthwith in accordance with the terms of this Paragraph 4.04. If within said 30-day period, Tenant shall dispute in writing any specific item or items in the report submitted by Landlord hereunder and such dispute is not settled within 60 days following such 30-day period, Tenant may refer such disputed item or items for arbitration as hereinafter provided as long as it deposits with Landlord the amount in dispute pending the outcome of the arbitration proceedings. Landlord agrees to reimburse to Tenant all or any part of such disputed amount decided by such arbitrator to be due and owing to Tenant together with interest thereon at the prime interest rate being charged by Continental Illinois National Bank and Trust Company of Chicago to its commercial customers from time to time or 10%, whichever is greater. To the extent that Landlord does not so reimburse Tenant, Tenant shall be entitled to offset all such amounts (together with interest thereon) against the next payment of rent accruing thereafter.

4.05   PARTIAL OCCUPANCY

       For the purposes of determining adjustments to installments of Monthly Base Rent for any Adjustment Year, the amount of Operating Expenses for such Adjustment Year shall be increased to the amount that would have been payable had there been 100% occupancy in the Building during such Adjustment Year and/or 100% of the tenants had received the same services as Tenant.

4.06   BOOKS AND RECORDS

       Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, which records shall be available to Tenant for inspection at the offices of the Building upon reasonable prior notice; provided, however,

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       that Tenant must exercise .its right hereunder within fifteen (15) days after receipt from Landlord of notice of increased rentals or sums due hereunder.

4.07   NO DECREASES IN MONTHLY BASE RENT

       Notwithstanding anything to the contrary contained in this Lease, Monthly Base Rent shall not be adjusted or decreased below the amount set forth in Subsection 1.01H.

                            5.  SECURITY DEPOSIT

                           [INTENTIONALLY DELETED]

                                 6. SERVICES

6.01   LANDLORD'S GENERAL SERVICES

       Landlord shall provide the following services during business hours: (a) heat and air-conditioning (as permitted by law) in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., (hereinafter "Normal Business Hours"), Sundays and legal holidays excepted, all in accordance with the following design condition standards so as to provided a temperature condition required for the comfortable occupancy of the Premises, subject to such temperatures being regulated by applicable governmental law:

         (i) cooling - inside 76 DEG. F DB, 55% RH maximum when outside 95 DEG. F DB, 75 DEG. F WB

         (ii)   Heating - inside 72 DEG. F DB when outside 10 DEG. F DB;

       (b) city water, in common with other tenants of the Building, from the regular Building fixtures for drinking, lavatory and toilet purposes only; (c) customary cleaning and janitorial services in the Premises substantially similar to those provided in other first class office buildings in the City of Chicago, Monday through Friday, excluding national holidays (Tenant shall not provide or permit any other janitorial services to the Premises without the Landlord's written consent); and (d) adequate passenger elevator service in common with other tenants of the Building and from the Premises on a twenty-four (24) hour basis and freight elevator service (manual by Tenant operation) subject to scheduling by Landlord. Whenever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air cooling system Landlord reserves the right to install supplementary air conditioning units in the Premises or the Building, and the expense of installation and cost of such machines shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air conditioning system shall be paid by the Tenant to the Landlord as Additional Rent at rates fixed by the Landlord. Prior to the installation of such supplementary air conditioning units, Landlord shall notify Tenant of the cost and need for such installation and shall give Tenant an opportunity to eliminate the need to install such supplementary air conditioning

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       units in the Premises. If Tenant does not eliminate such need or does not respond to Landlord within ten (10) days after Landlord's notice to Tenant, Landlord shall install the supplementary air conditioning units as heretofore provided. Landlord shall furnish, install and operate security services at all times on the main floor of the Building and alarm devices or other security arrangements at exterior doors and accesses to the Building. It is understood that the Building shall be open for access (ingress and egress) and use by Tenant, its agents, employees and invitees through the Building's main lobby at all times subject to security procedures established by Landlord from time to time for the benefit of all the tenants in the Building.

6.02   LANDLORD'S ELECTRICITY SERVICES

       Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating, air cooling, air distribution and elevator service as herein provided). Landlord shall separately meter the Premises at its expense and Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant specifying the amount of electrical consumption specifically allocable to the Premises and the manner in which the amount payable by Tenant was determined and, if Tenant does not dispute the amount or method of consumption of such bill, Tenant shall pay it promptly in accordance with its terms and the obligation to cause such bill to be paid shall be deemed as additional rent hereunder.


6.03   ADDITIONAL AND AFTER-HOUR SERVICES

       Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in Sections 6.01 and 6.02 above. If Tenant requests Landlord to furnish services or utilities, in addition to those specified in Sections 6.01 and 6.02 above (including utility services at times other than those specified in said Sections), Landlord shall furnish the same and Tenant shall pay to Landlord Landlord's then prevailing rates for such services and utilities (including a reasonable charge for Landlord's overhead) within ten (10) days after receipt of Landlord's invoices therefore; except, however, Tenant shall only be required to pay Landlord's actual cost relative to the furnishing of electricity, heating and cooling. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. No discontinuance of any service pursuant to this
       Section 6.03 shall result in any liability of Landlord to Tenant or be deemed to be in eviction or a disturbance of Tenant's use of the Premises.

6.04   TENANT'S UTILITIES

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

       Tenant shall make arrangements directly with the telephone company servicing the Building for telephone service to the Premises. Tenant shall pay tar the maintenance and replacement of all light fixtures, electrical switches, electrical outlets and lamps located in the Premises and all bulbs, tubes, ballasts and starters utilized in the Premises.

6.05 Notwithstanding anything to the contrary in this Section 6.05 or elsewhere in this Lease, Landlord shill have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's discretion, for the conservation and/or preservation of energy or energy related services provided, however, that the same to not reasonably interfere with the continued business operation of Tenant within the Premises, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

                  7.  POSSESSION, USE AND ENJOYMENT OF PREMISES

7.01   POSSESSION AND USE OF PREMISES

       Tenant shall be entitled to possession of the Premises on the Commencement Date. In the event of the failure of the Landlord to deliver the Premises ready for occupancy on December 1, 1984 or at any time thereafter for any reason including, without limitation, Landlord's failure to timely perform any term, covenant and condition of this Lease on Landlord's part to be performed on account of a strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, acts of God or any other cause beyond the control of Landlord (except for delays caused by Tenant), Landlord shall be liable for damages caused thereby to the extent of the actual out-of-pocket expenses payable by Tenant as a result of: (a) relocating to alternate comparable premises (including moving expenses and cost of installing telephone systems) and comparable rent and other charges and expenses (however designated) payable under a lease or other possessory agreement thereat or under a lease or other possessory agreement for its current premises during the period covered by such lease or possessory agreement during the period of delay, (provided, however, that if Tenant is required to commit o temporary lease agreements which extend beyond the period of delay, then Landlord and Tenant shall equally bear the cost for such a lease for such extended period) (not to exceed 12 months) or, if this Lease is terminated on December 3, 1983 or June 1, 1985, as hereinafter provided, for the period from December 1, 1984 to December 1, 1985 (the "Waiting Period"); (b) storage charges required for Tenant's personal property during the Waiting Period necessitated by the Premises not being ready for occupancy on December 1, 1984; (c) employment of temporary services to aid in the conduct of Tenant's business during the Waiting Period necessitated by the Premises not being ready for occupancy on December 1, 1984; and (d) costs and expenses (including reasonable attorneys fees) incurred in connection with the matters specified in (a), (b) and (c) (including those expended in respect of such matters prior to December 1, 1984) less the Monthly Base Rent payable during the Waiting Period as specified in Section 1.01H which, for purposes hereof, shall be calculated as if Monthly Base Rent had been paid for the first three months and five days of the term; provided, if this Lease is terminated pursuant to the terms hereof, then the matters specified in (a), (b), (c) and (d) will not be reduced by the Monthly Base Rent but rather by rental payable at the rate of $16.75 per square foot of rentable area in the Premises (hereinafter collectively referred to as "Damages"). The Damages shall be Tenant's sole remedy and Tenant shall not be entitled to any other damages, including but not limited to, consequential or punitive damages.

         Notwithstanding anything to the contrary contained herein, Tenant may, at its sole option, terminate this Lease, which right shall be exercised by written notice to Landlord within ten (10) days after December 1, 1983 if Tenant has not been furnished on or before December 1, 1983 with reasonable evidence that: (a) a construction loan has been obtained to accomplish the work to be performed by Landlord pursuant to the Building Plans and Specifications ("Landlord's Work"); (b) a construction contract for the performance of Landlord's Work with a reputable contractor has been fully executed and approved by Landlord's lender; and (c) Landlord has commenced performance of Landlord's Work and is diligently proceeding with respect to the same for reasons other than the failure to obtain a building permit from the Building Department of the City of Chicago (the "Building Permit"). In the event of such termination, Tenant shall be entitled to Damages in the definition of "Damages" except for those Damages defined in Subsections (b) and (c) of such definition for the Waiting Period only and such Damages shall be Tenant's sole remedy and Tenant shall be entitled to no other damages.

         Notwithstanding anything herein contained to the contrary, in the event that Landlord has furnished to Tenant on or before December
       1, 1983, reasonably satisfactory evidence that: (a) a construction loan has been obtained to accomplish Landlord's Work; and (b) a construction contract for the performance of landlord's Work with a reputable contractor has been fully executed and approved by Landlord's lender and Landlord is unable to commence the performance of Landlord's Work on or before December 1, 1983 because Landlord has not, after using its best efforts and all due diligence, obtained the Building Permit in order to accomplish Landlord's Work, then either Landlord or Tenant may, at their option, upon notice to the other within ten (10) days after December 1, 1983, terminate this Lease in which event Tenant shall not be entitled to Damages or any other damages and neither party shall have any liability to the other in connection with this Lease.

         In the event Landlord fails to deliver possession of the Premises ready for occupancy to Tenant on June 1, 1985, Tenant may terminate this Lease by written notice to Landlord within ten (10) days after such date and Tenant shall thereupon be entitled to Damages from the Landlord for the Waiting Period only and such Damages shall be Tenant's sole remedy and Tenant shall not be entitled to other damages.

         Landlord shall deliver a copy of the Building Permit to Tenant within five (5) days after the same is obtained from the Building Department of the City of Chicago.

         In the event the Premises are not ready for occupancy on December 1, 1984 and Tenant thereafter takes possession of the Premises and commences the payment of Rent hereunder, such taking of possession shall not be deemed as a waiver of a claim for Damages that Tenant may have against the Landlord in respect of the costs and expenses incurred during the Waiting Period. In the event Landlord does not reimburse Tenant to the extent of its Damages and Tenant obtains a judgment against Landlord therefor then, Tenant shall have the right, upon 30 days from and after the entry of a final non-appealable court order against Landlord ordering Landlord to pay Tenant Damages, to offset against the next payments of Rent accruing hereunder the amount of the Damages specified in the judgment together with interest thereon at the legal rate from the date of the judgment. The Premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof, or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant and/or its agents, subtenant or subtenants. In the event of any dispute as to whether the Premises are ready for Tenant's occupancy, the decision of Landlord's architect shall be final and binding on the parties. Tenant shall occupy and use the Premises f or general office purposes only and any use incidental or ancillary thereto (including therein use for a kitchen, private dining room, exercise facilities, employee cafeteria and other amenities, but excluding any general public use of said facilities; provided the use of any of the foregoing will: (i) not interfere with other tenants in the Building; (ii) comply with all applicable laws pertaining to the same; and (iii) be constructed at Tenant's sole cost and expense, except to the extent shown in the Work
       Letter. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (a) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule (including the Board at Fire Underwriters); (b) may be dangerous to persons or property; (c) may invalidate or increase the amount of premiums for any policy of Insurance affecting the Building, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand; or
       (d) may create a nuisance, disturb any other tenant of the Building or the occupants of neighboring property or injure the reputation of the Building. Except for Landlord's obligations with respect to the Premises, latent defects and defects as to which Landlord is notified in writing within 60 days after Tenant takes possession hereunder, Tenant's acceptance of possession of the Premises shall be presumed to be Tenant's acknowledgment that the Premises are in satisfactory condition, Tenant has waived all claims relating to the condition of the Premises, and that no further changes in the condition of the Premises shall be the obligation of the Landlord.

7.02   QUIET ENJOYMENT

       So long as Tenant shall not be in default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

                            8.  CONDITION OF PREMISES

       No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building, and no representation regarding the condition of the Premises or the Building has been made by or on behalf of landlord to Tenant, except as stated in this Lease.

                            9.  ASSIGNMENT AND SUBLETTING

9.01   ASSIGNMENT

       Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise If Tenant or the beneficiary of Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any partner or partners owning 51%, whether by a single transaction or event or by cumulative transactions or events, or more of the partnership interest, or the dissolution of the partnership shall be deemed an assignment of this Lease. If Tenant is an Illinois land trust or other trust, a change in the beneficial ownership shall be deemed an assignment of this Lease. If Tenant, or the beneficiary of Tenant is a corporation, any dissolution, merger, consolidation, or reorganization of the Tenant or the sale or transfer of a controlling percentage of the capital stock of the Tenant, whether by a single transaction or event or by cumulative transactions or events, shall be deemed an assignment of this Lease only if more than 25% of the Premises is devoted to a use different than Tenant's current use as a result thereof. If the Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from a majority of such persons to any or all of the others shall be deemed an assignment at this Lease.

       9.02       SUBLETTING

       Tenant shall not sublet the whole or any part of the Premises without Landlord's prior written consent, Ln the event Tenant intends to sublease all or any portion of the Premises, Tenant shall take the following actions:

       A. Tenant shall first notify Landlord in writing of its intention prior to any advertising of same, hiring of brokers or contacting of potential subtenants. Such notice shall identify the space proposed to be sublet, which space must be a legally leaseable unit in compliance with all applicable ordinances and codes, and shall state the date on which Tenant requests that the sublet commence, which date shall be no less than one hundred eighty (180) after the date of Tenant's notice.

       B. Landlord shall have thirty (30) days following the receipt of such notice to notify Tenant whether it elects to recapture the space Tenant has proposed to sublet. Landlord's failure to send such notice within such thirty (30) day PERIOD shall be deemed to mean Landlord has not elected to recapture the space.

       C. In the event the Landlord elects to recapture the space, it shall notify Tenant of its intent by service of a written notice of cancellation terminating that portion of the Lease covering the space Landlord has chosen to recapture, which may include all or any lesser portion of the space Tenant has proposed to sublet. In such event Landlord agrees that the space not recaptured by Landlord shall be a legally leaseable unit. Tenant shall pay all costs or any construction necessary to accomplish the division of the space. The termination of the Lease as to the recaptured space shall be effective on the oat. specified by Landlord in its notice which shall be no later than the date on which Tenant requests that the sublet commence in accordance with paragraph 9.02A hereof.

       D. In the event that Landlord elects to recapture any proposed sublet space under these provisions, the Adjusted Monthly Base Rent shall be adjusted as of the termination date designated in the cancellation notice on the basis or the number of square feet of rentable area retained by Tenant in proportion to the number of square feet or rentable area contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

       E. In the event that Landlord elects not to recapture part or all of the proposed sublet space, Landlord shall so notify Tenant as set forth in Subsection 9.02B above. Provided Tenant is not in default under the Lease and not fully complied with all of the terms of this Section 9.02, Tenant may then proceed to contact potential subtenants and shall have the option to sublet the non-recaptured space in accordance with the following provisions:

         (I) Tenant shall bear all costs and expenses associated with the subletting, including, without limitation, any and all costs and expenses incurred by Landlord (if any).

         (ii) Upon locating a suitable potential subtenant, Tenant shall notify Landlord in writing. Such notice snail state the name and address at the proposed subtenant and shall include a true and complete copy Or the proposed sublease. Tenant also Shall deliver to Landlord copies of all financial statements, credit reports and other Such information in its possession relating to the prospective subtenant. At Landlord's requests Tenant shall promptly secure and deliver any additional information Landlord deems necessary in order to evaluate the potential subtenant.

         (iii) Landlord shall have fifteen (15) days from the date of its receipt of the last information provided by Tenant on the proposed subtenant during which to evaluate such subtenant and decide whether to consent to the sublease which consent shall not be unreasonably withheld. Landlord shall notify Tenant of its decision in writing, and, in the event that Landlord does not consent to the sublease, its notice thereof to Tenant shall include an explanation at its reasons for denying consent. In the event that Landlord consents to the sublease, Tenant may execute the sublease and collect all rents due thereunder subject to the provisions of Subsection 9.02E(iv) below.

         (iv) Following the execution of any sublease to which Landlord has consented and throughout the term thereof Tenant shall pay Landlord twenty-five percent (25%) of all amounts received by Tenant in connection with such subletting in excess of the Rent Tenant is obligated to pay Landlord hereunder after appropriate deduction is made for expenses incurred by Tenant in sub-leasing such space, which expenses are limited to: (I) brokerage commissions at the then prevailing market rate; (ii) reasonable advertising for subtenant; and (iii) the actual costs incurred by Tenant in making any improvements or substitutions in the Premises required by a subtenant not related to or affiliated with Tenant or Tenant's subtenant as provided in Paragraph 9.02F hereinbelow.

         (v) The use for which the Premises or any part thereof may be sublet shall be only for lawful office use which is in keeping with the general character of the Building.

         (vi) The granting of consent by Landlord to Tenant's subletting of the Premises or any part thereof shall not release Tenant from direct and primary liability under this Lease for the performance of all of the covenants, duties and obligations of Tenant hereunder, the Landlord shall retain its rights to enforce the provisions of this Lease against Tenant or any subtenant without demand upon or proceeding in any way against any other person. Consent to a particular sublease shall not be deemed a consent to any other or subsequent transaction.

       F. Without Landlord's consent and without the same being subject to the provisions of this Lease with respect to subletting, Tenant shall have the right to sublet all or any portion of the Premises to the Illinois State Medical society, an Illinois not-for-profit corporation or (provided, landlord is notified within 120 days of the date hereof) any corporation which is a wholly-owned subsidiary of the Illinois State Medical Society
                  ("Society Subletting"); provided, however, that any such sublease shall include all the terms and conditions of this Lease except for those regarding payment of Rent.
                  Tenant shall, nevertheless, be directly and primarily liable under this Lease for the performance of all of the covenants, duties and obligations of Tenant hereunder notwithstanding such subletting. Notwithstanding the
                  Society Subletting, Tenant shall: (I) continue to be served in connection with all notices to be delivered hereunder; and (ii) continue to exercise all options exercisable hereunder.

                                10.  MAINTENANCE

10.01    LANDLORD'S MAINTENANCE

       Landlord shall maintain and make necessary repairs to the structural elements of the Building and the electrical, plumbing, heating, ventilating and air-conditioning systems in the Building and exterior windows except that: (1) the cost of repairing any damage to any of the foregoing caused by the act or neglect of Tenant, any subtenant of Tenant, or their respective agents, employees, guests or invitees shall be paid by Tenant; and (ii) Landlord shall not be responsible for maintenance or repair of electrical or plumbing fixtures located within the Premises. Landlord, at its own cost and expense, will correct any:
       (I) latent defects in the Building and Premises discovered during the term hereof; and (ii) defects in material and workmanship and work originally installed or performed by Landlord in the Premises pursuant to the Building Plans and Specifications and Work Letter or installed by Landlord at the request of Tenant for a period of one (1) year beginning with the Commencement Date. As used herein, "for a period of one (1) year" means Landlord's receipt of a written notice from Tenant within one
       (1) year from the Commencement Date advising of a defect(s). Tenant shall notify Landlord promptly in writing when defects are ascertainable by Tenant in the Premises and Landlord shall promptly correct the same.

         Landlord shall: (i) clean, maintain and operate and make all repairs and replacements to the Building and elevators and mechanical systems necessary to keep the same in good order and repair in a safe and tenantable condition; (ii) make all repairs, replacements, alterations or additions to the Building (other than the Premises) and those portions of the Premises which have equipment, wires, conduit or other facilities in common with other tenants or other parts of the Building required to be made by any governmental authority having jurisdiction or by a local fire insurance rating organization or any similar body; (iii) clean, maintain, operate, repair and make replacements to the Building, Building lobby and entrances, private sidewalks and other building systems in accordance with generally accepted principals of sound and prudent management consistently applied to the operation and maintenance of first class office buildings.

       10.02      TENANT'S MAINTENANCE

       Except as required under Section 10.01 hereof, Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair (including the keeping of the Premises in clean and orderly condition) and in accordance with all applicable legal, governmental and quasi-governmental and insurance carrier requirements, ordinances and rules. If Tenant fails to perform any of its obligations set forth in this Section 10.02. Landlord, in addition to its other remedies with respect to Tenant's breach of a covenant hereunder, may, in its sole discretion, perform the same, and Tenant shall pay to Landlord the cost, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such repairs and replacements, therefor upon demand. The Tenant shall pay the Landlord for overtime and for any other expenses incurred in the event repairs, alterations, decorating or other work on the Premises are not made during ordinary business hours at the Tenant's request.

                      11.  ALTERATIONS AND IMPROVEMENTS

11.01    TENANT'S ALTERATIONS

       Tenant shall not, without the prior written consent of Landlord )which consent may require: (I) Tenant to furnish to landlord terms of payment; (ii) supervision of work by Landlord; and (iii) removal of improvements at end of lease term by Tenant) do any painting or decorating, or erect any partitions, make any alterations or repairs in or additions to the Premises or do any nailing, boring, or screwing into the ceiling, walls or floors. The Landlord's decision to refuse such consent shall be conclusive. If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory to Landlord. Tenant agrees to hold Landlord, the Beneficiaries, the Manager and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord may from time to time designate. Tenant shall pay the cost at all such work and the cost of decorating the Premises and the Building occasioned thereby. Upon completion of such work, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith. All such work shall be in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board at Fire Underwriters), and all requirements of applicable insurance companies. All such work shall be done in a good and workmanlike manner and with the use of good grades of materials. All alterations, improvements, additions and installations to or on the Premises shall, become part of the Premises at the time of the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant. Tenant shall not pledge, mortgage, hypothecate or in any way create a security improvements provided for herein to any creditor or third party without the prior written consent of Landlord. Notwithstanding anything herein contained to the contrary, Tenant may, without the consent of landlord, make any alternations, improvements or additions to the Premises the cost of which is less than $5,000.00. Tenant may remove any improvement installed in the Premises at its expense provided it restores all damage to the Premises resulting from any removal thereof. Nothing herein shall give landlord any interest in Tenant's personal property, office, furniture, trade fixtures, office equipment, data processing equipment and appliances, which shall remain the property of Tenant.

11.02    LIENS

       Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall immediately either have such lien or claim for lien released of record or shall deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord indemnifying Landlord, the Beneficiaries and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

11.03    ACCESS.

       Subject to Landlord's covenant not to unreasonably interfere with Tenant's business within the Premises the Tenant shall permit the Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises and the Landlord or Landlord's agents shall have the right to enter upon the Premises, after giving reasonable notice to inspect the same, and to make such decorations, repairs, alternations, improvements or additions to the Premises or the Building as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the Rent reserved shall not abate (except as provided in Section 16.03) while said decorations, repairs, alternations or improvements are being made, by reason of loss or interruption of business of the Tenant, or otherwise. If the Tenant shall not be personally present to permit an entry into the Premises, when for any reason an entry therein shall be necessary or desirable, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the landlord or such agents liable therefor (if during such entry landlord or Landlord's agent shall not have been negligent in the performance of any work performed while in the Premises), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. The Landlord shall not, without obtaining the prior written consent of Tenant, change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets, close entrances, doors, corridors, elevators or other facilities in the Premises or on the ground floor of the Building. The landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use or, any adjacent or nearby building, land, street or alley.

                         12.  WAIVER OF CLAIMS AND INDEMNITY

12.01    WAIVER

       To the extent permitted by law, and except for the negligence of the Landlord and its agents or a breach by landlord of any of its obligations hereunder, the Tenant releases the landlord, its beneficiaries, and their respective agents and servants from, ana waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants. Without limiting the generality of the foregoing, this Section 12.01 shall apply to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, Steam, excessive heat or cold, tailing plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking or pipes or plumbing fixtures, ana shall apply equally whether any such damage results from the act or neglect or the Landlord or of other tenants, occupants or servants in the Building or of any other person, and whether such damage re caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to the Landlord or to other tenants in the Building, results from any act or neglect on the Tenant, its employees, agents, invitees and customers, the Tenant shall be liable therefore and the Landlord may, at the Landlord's option, repair such damage and the Tenant shall, upon demand by Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damage caused by its act or neglect if the Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has. waived its right of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the Premises that is in the building or the Premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damage thereto/or theft or misappropriation thereof.

12.02    INDEMNIFICATION

       Tenant agrees to indemnify and hold harmless Landlord, the Beneficiaries, the Manager and their respective agents and employees, against any and all claims, demands, costs and expenses of every kind and nature (including attorneys' fees), including those arising from any injury or damage to any person, property or business: (a) sustained in or about the Premises, (b) resulting from the negligence of Tenant, its employees, agents, servants, invitee, licensees or subtenants, or (c) resulting from the failure of Tenant to perform its obligations under. this Lease; provided, however, Tenant's obligations under this Section shall not apply to injury or damage resulting from the sole negligence of Landlord, the Beneficiaries, the Manager or their respective agents and employees, or the failure of Landlord to perform its obligations hereunder. If any such proceeding is brought against Landlord, the Beneficiaries, the Manager or their respective agents .or employees, Tenant covenants to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord.

                           13.  LANDLORD'S REMEDIES

13.01 All rights and remedies of the Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law.

       A. If the Tenant defaults in the payment of Rent, and the Tenant does not cure the default within five (5) days after demand for payment of such Rent or if the Tenant defaults in the prompt and full performance of any other provisions of this Lease, and, the Tenant does not cure the default within thirty
                  (30) days after written demand by the Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot be their nature reasonably be performed, done or removed, as the case may be, within the 30-day period, in which event Tenant will not be in default hereunder as long as Tenant shall have commenced curing the same within such 30-day period and shall diligently and continuously prosecute the same to completion within six
                  (6) months after Tenant first became aware of such cause giving rise to the claimed default or if the leasehold interest of the Tenant be levied upon under execution or be attached by process of law, of if the Tenant makes an assignment for the benefit of creditors or admits its inability to pay its debts generally, or if a receiver be appointed for any property of the Tenant, or if the Tenant abandons the Premises, then, and in any such event, the Landlord may, if the Landlord so elects but not otherwise, and with or without notice of such election, and with or without any demand whatsoever, either forthwith terminate this Lease and the Tenant's right to possession of the Premises or, without terminating this Lease, forthwith terminate the Tenant's right to possession of the Premises.

       B. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord full and tree license to enter into and upon the Premises in such event with or without process of law and to repossess the Landlord of the Premises as of the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Landlord's rights to Rent or any other right given to the Landlord hereunder or by operation of law.

       C. If the Landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may, at the Landlord's option, enter into the Premises, remove the Tenant's sign and other evidences of tenancy, and take and hold possession thereof as in Subsection 13.01B, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent hereunder for the full Term, and in any such case the Tenant shall pay forthwith to the Landlord, if the Landlord so elects, a sum equal to the entire amount of the Rent for the remainder of the Term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, the Landlord may, but need not, relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant about such reletting. In any such case, the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof, together with the Landlord's expenses of the reletting. It the consideration collected by the Landlord upon any such reletting for the Tenant's account is not sufficient to pay monthly the full amount or the Rent reserved in this Lease, together with the Cost of repairs, alterations, additions, redecorating and the Landlord's expenses, the Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand.

       D. If any involuntary action or proceeding under any section or sections of any bankruptcy act in any court or tribunal shall adjudge or declare Tenant insolvent or unable to pay Tenant's debts, or if any voluntary petition or similar proceeding under any section or sections of any bankruptcy act shall be filed by Tenant in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and with or without entry or other action by Landlord, forthwith terminate this Lease, and notwithstanding any other provision of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the Rent for the remainder of the Term, less the fair rental value of the Premises for the remainder or the Term.

       E. Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be to the Landlord's possession or under the Landlord's control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

       F. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

       G. The Tenant shall pay upon demand all the Landlord's costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by the Landlord, incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned; provided, it is determined that the Tenant was at fault or Landlord prevails in any such action.

                              14.  SURRENDER OF PREMISES

       Upon expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, or any part thereof, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, provided Tenant shall immediately repair all damage resulting from such removal and shall restore the Premises to its original condition, ordinary wear and tear excepted. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove all of Tenant's movable personal property, as aforesaid, Landlord may remove any of such property therefrom without any liability to Tenant, and at Tenant's expense. All movable personal property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord without any cost or credit therefor, and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property.

                               15.  HOLDING OVER

       Tenant shall pay Landlord double the latest Adjusted Monthly Base Rent then applicable for each month or portion thereof Tenant retains possession of the Premises, or any portion thereof, after the expiration or termination of this Lease, and also shall pay all damages (excluding, however, damages payable for a period of 90 days from and after the expiration sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord hereinbefore or by law provided. If Tenant retains possession of the premises, or any part thereof, for thirty (30) days after the expiration or termination of this Lease, then at the sole option of landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year (or less if specified by landlord at Landlord's option) on the same terms and conditions, except that the Monthly Base Rent shall be increased to 125% of the latest Monthly Base Rent, plus any subsequent escalations.

                   16.  DAMAGE BY FIRE OR OTHER CASUALTY

16.01  SUBSTANTIAL UNTENANTABILITY

       The term "substantial untenantability" shall be defined for purposes of section 16.01 as: damage or other casualty to more than 25% of the Building or Premises; provided, that such damage, in landlord's reasonable opinion, will not permit Tenant to carry on its normal pre-existing business in the remainder of the Premises.

       If the Building (including machinery or equipment used in its operation) or the Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to: (I) terminate this Lease as of the date of the fire or other casualty by giving Tenant written notice thereof within ninety (90) days after said date; or (ii) proceed to repair or restore the Building or the Premises, including the leasehold improvements initially constructed by Landlord pursuant to the Work Letter excluding leasehold improvements and personal property paid for or installed by Tenant.

       If Landlord elects to proceed pursuant to Subsection (ii) immediately above, Landlord shall notify Tenant thereof within ninety (90) days after the date of such fire or other casualty, which notice shall contain Landlord's reasonable estimate or the time required to substantially complete such repair or restoration. In the event such estimate indicates that the time so required will exceed one hundred eighty (180) days from the date of the casualty, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to Landlord not later than twenty (20) days after the date of Landlord's notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within one hundred eighty
       (180) days, or if Tenant fails to exercise its right to terminate this Lease, as aforesaid, this Lease shall remain in force and effect. Tenant's right to terminate as set forth herein during the time periods specified is subject to extensions of said time periods based upon the provisions set forth in Section 26.07 hereinbelow.

16.02 INSUBSTANTIAL UNTENANTABILITY

       If the Premises or the Building are damaged by fire or other casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises, other than the leasehold improvements and personal property paid for or installed by Tenant, unless such damage occurs during the last twelve (12) months of the

       Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice thereof to Tenant within thirty (30) days after the date of such fire or other casualty. In any event, if such restoration or repair required in Sections 16.01 and 16.02 is not substantially completed within 270 days of the date of casualty, then, upon notice to landlord within 30 days after the lapse of said 270-day period, Tenant may terminate this Lease effective as of the date of the notice.

16.03  RENT ABATEMENT

       If all or any part of the Premises are rendered substantially untenantable by fire or other casualty, or if all or any part of the Building is damaged by fire or other casualty which makes the Premises substantially untenantable, and this Lease is not terminated, Adjusted Monthly Base Rent shall abate for all or that part of the Premises which is untenantable on a per diem basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

16.04  DAMAGE BY TENANT

       In the event the Premises are damaged or destroyed by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees, Tenant shall not be released from its obligation to restore the Premises (excluding leasehold improvements and other items initially constructed by Landlord pursuant to the Work Letter) and pay Rent, which Rent shall not be abated. Notwithstanding the provisions of this Paragraph 16.04, Tenant shall be relieved of its obligation under the first sentence hereof with respect to the payment of Rent as long as Landlord obtains insurance satisfactory to Landlord covering rental loss in the event of a Tenant-caused fire or other casualty and the cost of the premium therefor in excess of that which would normally be paid for such coverage had Tenant been liable to Landlord for damages caused by such fire or other casualty shall be paid by Tenant to Landlord. Landlord shall use its best efforts to obtain such coverage and shall notify Tenant from time to time in the event that landlord is unable to obtain such coverage or such coverage is unobtainable whereupon Tenant shall have the right to obtain such coverage on behalf of Landlord.

                              17.  EMINENT DOMAIN

17.01  TAKING OF WHOLE

       In the event the whole or any substantial part or the Building or the Premises is taken or condemned by any competent authority for any public use or purpose, or conveyed under threat of such condemnation, this Lease shall terminate as of the date title vests in such authority, and Adjusted Monthly Base Rent shall be apportioned as of said date.

17.02  TAKING OF PART

       If 10% or less of the Premises in the Building shall be taken in any proceeding by condemnation or otherwise, or be acquired for public or quasi-public purposes (hereinafter "Condemnation"), Tenant shall have no right to terminate this Lease. In the event that more than 10% and less than 25% of the Premises are taken by Condemnation, Tenant shall have the right to terminate this Lease provided such Condemnation will not permit Tenant to carry on its normal pre-existing business in the remainder of the Premises. In the event that 25% or more of the Premises shall be taken by Condemnation, Landlord or Tenant shall have the option of terminating the term of this Lease. In the event that all or a portion of the common areas and facilities of the Building shall be taken, Tenant shall have the right to terminate this Lease in the event: (I) safe access is denied to the Premises; or (ii) there is substantial interference with the normal pre-existing business of Tenant. If either party, pursuant to the preceding sentences, desires to exercise its option of terminating the term of this Lease, such termination shall be effective by the party desiring to terminate giving written notice to the other party provided that such notice shall be given not more than 30 days subsequent to the date on which Tenant shall have been deprived possession of the part so taken and the rent and other charges payable by Tenant shall be adjusted as of such termination date; provided, however, if Tenant exercises its right to terminate the Lease because of a taking of all or a portion of the common areas and facilities of the Building, Landlord shall have the right to cure or take whatever steps it deems advisable to cure (but shall not be obligated to do so) the conditions which give rise to Tenant's right to terminate within 30 days from receipt of Tenant's notice to terminate and if Landlord has cured or corrected such conditions, or commences to cure or correct such conditions and is pursuing same with all due diligence, then the Lease shall remain in full force and effect and Tenant's notice to terminate shall be null and void.

       In the event of a Condemnation and this Lease is not terminated, Adjusted Monthly Base Rent shall be reduced by an amount which bears the same ratio to Adjusted Monthly Base Rent then in effect as the number of square feet of rentable area in the Premises so taken or condemned bears to the number of square feet of rentable area specified in Subsection
       1.011. Landlord, upon receipt of and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of Tenant's leasehold improvement and personal property paid for or installed by Tenant) but including the leasehold improvements initially constructed by landlord pursuant to the Work Letter to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural unit. In the event of a partial taking or condemnation of the Premises and/or the Building as herein provided, the rentable area of the Premises specified in Subsection 1.011 and/or the rentable area at the Building as specified in this Lease, respectively, shall be reduced for all purposes under this Lease by the number of square feet of rentable area of the Premises and/or the Building, respectively, so taken or condemned or rendered useless by such condemnation.

17.03  COMPENSATION

       Except for Tenant's right to make a claim to the condemning authority for the unamortized value of any improvements, alterations or additions to the Premises paid for by Tenant and for the unamortized value of any of its personal property, trade fixtures and equipment which cannot be removed without causing damage thereto, Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right to separately pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant, and for Tenant's cost of relocation without any credit or allowance from Landlord.

                             18.  TENANT'S INSURANCE

18.01 Tenant, at Tenant's expense, agrees to purchase and maintain in force during the Term: (I) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $3,000,000 for bodily injury, personal injury or death to any one person and $3,000,000 for bodily injury, personal injury or death to more than one person, and $1,000,000 with respect to damage to property, including water and sprinkler, damage; and (ii) Fire Insurance, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all leasehold improvements and all fixtures, contents and wall and paid floor coverings in the Premises paid for and install by Tenant. Such insurance shall. for and be written on an "all risks" of physical loss or damage basis, for full replacement cost value of the install covered items and in amounts that meet any coinsurance by Tenant clauses of policies of insurance.

18.02 The policy referred to in Section 18.01(I) shall name Landlord, the Beneficiaries, the Manager and their respective agents and employees as additional insureds and shall not provide for deductible amounts. The policy referred to in Section 18.01(ii) shall not provide for deductible amounts in excess of $5,000.00. Each policy referred to in
         Section 18.01 shall be issued by one or more responsible insurance companies reasonably satisfactory to Landlord and shall contain the following provisions and endorsements: (I) that such insurance may not be canceled or amended without thirty (30) days' prior written notice to Landlord, the Beneficiaries and the Manager; (ii) an express waiver of any right of subrogation by the insurance company against Landlord, the beneficiaries, the Manager and their respective agents and employees; and (iii) that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies.

18.03 Tenant shall deliver to Landlord, certificates of insurance of all policies ana renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Provided that the insurance policies of Tenant will not be invalidated nor will the right of the insured to collect the proceeds payable under such policies be adversely affected by the waiver contained in the following portion of this sentence, Tenant hereby expressly waives all rights of recovery which it might otherwise have against Landlord, the Beneficiaries, the Manager or their agents, and employees, for loss or damage to person, property or business to the extent that such loss or damage is covered by valid and collectible insurance policies, notwithstanding that such loss or damage may result from the negligence of Landlord, the Beneficiaries, the Manager or their agents or employees. Tenant shall use its best efforts to obtain from its insurer the right to waive claims as set forth in the preceding sentence without thereby invalidating its insurance or affecting its right to proceeds payable thereunder.

                                18A.  LANDLORD'S INSURANCE

18A.01 Landlord shall maintain insurance policies covering the Building against loss or damage by boiler explosion, fire and the perils specified in the standard extended coverage endorsement in an amount required from time to time by the holder of the first mortgage on the land and Building but not less than 80% of the actual cash value of the Building (less depreciation) and such other risks, if any, as similar office buildings are at the time customarily insured against in the City of Chicago. The term "Building" shall include, for the purposes of the foregoing policies, the Building and all fixtures, equipment and appurtenances constituting a part thereof, including the Premises, and any and all improvements, alternations or additions thereto made by the Landlord. The proceeds of such insurance in case of loss or damage shall, subject to the rights of the holder of the first mortgage on the Land and Building, be applied on account of the obligation to repair and/or rebuild the Building.

         Except as set forth in Section 16.04 and notwithstanding anything in the Lease contained to the contrary, Tenant shall not be liable to Landlord or to any insurance company, insuring landlord for any los or damage to the premises, including any and all improvements, alterations or additions thereto, whether made by Landlord, Tenant or otherwise, and to the Building which was or could have been covered by policies of insurance coverage the risks in the Building even though such loss or damage may have been occasioned by the negligence of Tenant, its agents, employees, licensees, contractors or invitees.

                           19.  RULES AND REGULATIONS

       Tenant agrees for itself and for its subtenants, employees, agents. and invitees to comply with the Rules and Regulations attached hereto as Exhibit C and with all reasonable modifications, amendments, and additions thereto which Landlord may from time to time make so long as said modifications, amendments, and additions do not unreasonably restrict Tenant's use of the Premises as set forth by Section 7.01 hereinabove. Landlord shall not be responsible for any violation at the Rules and Regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants.

                              20.  LANDLORD'S RIGHTS

       Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease), without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (I) To change the Building's name or Street address upon thirty (30) days' prior written notice to Tenant; (ii) To install, affix and maintain all signs on the exterior and/or interior of the Building, provided, such signs are designed and displayed in good taste and consistent with the first class character of the Building. (iii) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises or the public corridors of the Building; (iv) To display the Premises to prospective tenants at reasonable hours during the last eighteen (18) months of the Term, (v) Subject to the consent of Tenant required under
       Section 11.03 hereunder as to the premises and ground floor of the Building. To change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, provided that no such change will materially adversely affect access to the Premises (vi) To grant to any party the exclusive right (to the extent permitted by law) to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (vii) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises; (viii) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (ix) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes; (x) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection thereof; (xi) To retain at all times master keys or pass keys to all doors in and to the Premises; (xii) To install, operate and maintain a building security system which monitors, by closed circuit television or otherwise, all persons entering and leaving the Building and all public areas of the Building including, but not limited to, elevators and staircases; and (xiii) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts of the Building.

                                 21.  ESTOPPEL CERTIFICATE

       Tenant shall from time to time, upon not less than 10 days prior written request by Landlord or any mortgagee holding a mortgage on the Land, deliver to Landlord or such mortgagee a statement in writing certifying:
       (i) That this Lease is unmodified and in full force and effect or, it there have been modifications, that this Lease, as modified, is in full force and effect; (ii) The amount of Adjusted Monthly Base Rent then payable hereunder and the date to which Rent has been paid; (iii) to the best knowledge of the Tenant, that Landlord is not in default under this Lease or, if in default, a detailed description of such default(s); (iv) That
       Tenant is or is not in possession of the Premises, as the case may be; and (v) Such other information as landlord may request.

                             22.  RELOCATION OF TENANT

                              [INTENTIONALLY DELETED]

                             23.  REAL ESTATE BROKERS

       Landlord and Tenant represents that neither, except for Sudler & Co. (whose commission shall be paid by Landlord) has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this lease, or showed the Premises to Tenant. Landlord and Tenant hereby agree to indemnify and hold harmless Landlord, Tenant, the Beneficiaries and the Manager from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representations.

                             24.  MORTGAGE - GROUND LEASE

24.01 Landlord may execute and deliver a mortgage(s) or trust deed(s) in the nature of a mortgage, both sometimes hereinafter referred to as "Mortgage" against the Building and/or Land or any interest therein, and may sell and lease back the Land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any such Mortgage and/or ground lease, now or hereafter existing and all amendments, modifications and renewals thereof and extensions, consolidations or replacements thereof, and to all advances made or hereafter to be made upon the security thereof; provided, Tenant is in receipt of a Non-Disturbance Agreement from such mortgagee and/or ground lessor to the effect that Tenant's rights hereunder and to possession of the Premises will not be disturbed as long as it is not in default under the Lease. Tenant agrees to execute and deliver such further instruments subordinating this Lease to said Mortgage or ground lease as may be requested in writing by Landlord from time to time within twenty (20) day of Landlord's request. Notwithstanding the foregoing, landlord shall have the option to make this Lease superior to any Mortgage on the Building and/or Land.

       Should any Mortgage or financing affecting true Building or the Land be foreclosed or if any ground or underlying lease be terminated:

       (i) The liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the

                  Building or Land and such liability shall not continue or survive after further transfer of ownership.

       (ii) Upon request of the mortgagee or trustee, Tenant will attain, as Tenant. under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant will attorn as tenant under this Lease to the ground lessor under the ground lease and will execute such reasonable instruments as may be necessary or appropriate to evidence such attainment.

       Tenant covenants and agrees to give any Mortgagee and/or Trust Deed Holder and/or Ground Lessor, by Registered Mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way or notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee and/or Trust Deed Holder and/or Ground Lessor. Tenant ( further covenants and agrees that (except in emergency situation if Landlord shall except have failed to cure such default within the time in provided for in the Lease, then the Mortgagee and/or emergency Trust Deed Holder and/or Ground Lessor shall have an situation: additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder and/or Ground Lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

                                    25.  NOTICES

       All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and delivered, whether or not received, when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the following addressees: (I) To Landlord: U.S. EQUITIES REALTY, INC., Managing Agent, 840 NORTH MICHIGAN AVENUE, SUITE 600, CHICAGO, ILLINOIS 60611, Attention:
       Vice President/Commercial Properties, or such other address as Landlord shall designate by written notice to Tenant; and (ii) To Tenant: At the address specified in Subsection l.01C prior to the Commencement Date, and at the Premises after the Commencement Date, or such other address as Tenant shall designate by written notice to Landlord.

                                  26.  MISCELLANEOUS

       26.01      LATE CHARGES

       All delinquent Rent and other payments due from Tenant to Landlord (1) shall bear interest at the maximum rate permitted by law or at the prime interest rate being charged by Continental Illinois National Bank and Trust Company OF Chicago to its commercial customers from time to time, whichever is less, from the date due until paid, or (ii) Tenant shall pay a late charge penalty of l0% of the delinquent rent, whichever is greater.

       26.02      ENTIRE AGREEMENT

       This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written.

       26.03      NO OPTION

       The execution of this Lease by Tenant and delivery of same to Landlord or the Manager does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable otter by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery. If Tenant is a corporation, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder.

       26.04      ACCORD AND SATISFACTION

       No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

26.05  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

       In the event of any sale or other transfer of the Building, Landlord and the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer; provided the obligations of Landlord hereunder are assumed by such transferee and Tenant is in receipt of such written assumption.

26.06  BINDING EFFECT

       This Lease shall be binding upon and inure to the benefit of Landlord and Tenant arid their respective heirs, legal representatives, successors and permitted assigns.

26.07  FORCE MAJEURE

       Except with respect to Landlord's obligations to cause the Premises and Building to be ready for occupancy on December 1, 1984, Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

26.08  CAPTIONS

       The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.09  APPLICABLE LAW

       This Lease shall be construed in accordance with the laws of the State of Illinois.

26.10  TIME

       Time is of the essence of this Lease and the performance of all obligations hereunder.

26.11  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

       If Tenant fails to timely perform any OF its duties under this Lease, Landlord shall have the right (but not the obligation) , after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant f or the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.12  LIMITATION OF LIABILITY

       The term Landlord as used herein means the partnership which owns the beneficial interest in LaSalle National Bank Trust No. 106020, which holds legal title to the Building and the Land, and any obligation or liability of Landlord hereunder shall be limited to its partnership assets and no partners of said partnership shall be individually or personally liable for any claim arising out of this Lease. A deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

26.13  PARTIAL INVALIDITY

       If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.14  RIDERS

       All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

       IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Subsection 1.01D hereof.

                                                LANDLORD:

                                                U.S. EQUITIES REALTY, INC., as
                                                Agent for the beneficiary
                                                of LASALLE NATIONAL BANK
                                                not personally, but as
                                                Trustee under Trust
                                                Agreement dated March 1,
                                                1983, and known as Trust
                                                No. 106020
ATTEST:


By:  /s/                                        By:   /s/
    ------------------------------------           ----------------------------
                                                Title    President

ATTEST:                                         TENANT: ILLINOIS STATE MEDICAL
BY: ILLINOIS STATE MEDICAL                              INTER-INSURANCE EXCHANGE
INSURANCE SERVICES, INC.,
ATTORNEY IN FACT                                By:   /s/
                                                   -----------------------------
                                                Title Chairman of the Board
By: /s/
   -------------------------------------
   Secretary-Treasurer

                           RIDER ATTACHED TO AND MADE A PART OF THAT
                           CERTAIN LEASE DATED JULY____, 1983 WITH
                           RESPECT TO 20 NORTH MICHIGAN AVENUE,
                           CHICAGO, ILLINOIS

       1. NAME OF AND ON BUILDING. Within 30 days of the Commencement Date, Landlord shall install and thereafter maintain during the term hereof and option terms, if any, at its sole cost and expense, two (2) stone plaques with approximate dimensions of l8"x24" naming Tenant (or the designee as to which Landlord is notified within 30 days of the date hereof) in such location on the front of the Building and such style and fashion as shall be reasonably acceptable to Landlord and Tenant. Following the execution of this Lease and during the term and option terms, if any, Landlord may not name the Building or change the name of the Building to a name which is, in fact, a direct competitor of the Tenant (and designee) or perceived by the public to be a direct competitor of the Tenant (and designee).

       2. PUBLIC IMAGE OF THE BUILDING. Landlord recognizes that the characterization of other tenants' businesses within the Building is vital so as to not adversely affect the business of the Tenant within the Building. As an inducement and condition precedent to Tenant's execution hereof, Landlord shall not subsequent to the execution hereof and during the term and option term(s), if any: (a) enter into any lease or other arrangement for a term commencing prior to the expiration of the term of this Lease and option terms, if any respecting the use of space on the ground floor, mezzanine (not intended to include the second floor of the Building) and lower concourse of the Building, if any, for the purpose of: (i) a game room or other type of amusement arcade containing coin or token-operated amusement devices either as its primary business or incidental to another business. As used herein , an "amusement arcade" shall mean more than three amusement devices; (ii) a "fast-food" type restaurant such as, without limiting the generality of the foregoing, Burger King, McDonald's, Wendy's, Popeye's, Kentucky Fried Chicken or Brown's Fried Chicken Restaurant wherein sit-down table service is not available to patrons; (iii) a discount, wholesale, outlet or surplus store selling any type of tangible personal property or operated in a manner inconsistent with the first class character of the Building; (iv) barber shop and beauty shop except to the extent operated in conjunction with a business otherwise acceptable to Tenant but nevertheless occupying no more than 25% of the premises demised to such business; or (v) medical insurance sales or claims office (except in conjunction with a bank or realty company; provided, at no time may signs advertising such aspect of the business be posted in or on the Building in any manner); or (b) enter into any lease or other possessory arrangement for a term commencing prior to the expiration of the term of this Lease and option terms, if any respecting the use of space on any floor within the Building for the: (x) practice of any type of medicine, dentistry or fields related thereto; or as a (y) city or state agency or U.S. or foreign embassy; or (c) enter into any lease or other possessory arrangement for a term commencing prior to the expiration of the term of this Lease and option terms, if any for space within the Building for a purpose inconsistent with the first class characterization of the Building. Landlord may, at any time after the execution hereof, deliver a written notice to Tenant and its counsel, Stephen L. Berger, Esq., Friedman & Koven, 208 South LaSalle Street, Suite 900, Chicago, Illinois 60604 specifying a tenant, its business and proposed use for space within the Building and such other information as Tenant may request. Tenant shall have thirty (30) days from and after its receipt of such notice to consent to the proposed tenant and use, which consent shall not be unreasonably withheld. In the event Tenant does not respond to such notice, then such failure to respond shall be deemed consent by Tenant to the proposed tenancy.

       Landlord represents and warrants to Tenant that as of the date hereof it has not entered into a lease or arrangement for space in the Building or the name of the Building in violation of Sections 1 and 2 above.

       In the event Tenant fails to exercise the Options to renew granted in
Section 11 of this Rider, then the prohibitions specified and rights granted in this Section 2 to Tenant shall be waived effective as of the commencement of the tenth and fifteenth year of the term hereof, as the case may be.

       3. NON-DISTURBANCE AGREEMENT. Notwithstanding anything in the Lease contained to the contrary, if the Building or Land is subject to a mortgage or deed of trust in the nature Of a mortgage or ground lease (hereinafter collectively referred to as the "Mortgage"), then Landlord shall on or before ninety (90) days from the date hereof deliver to Tenant a Non-Disturbance Agreement in substantially the form attached hereto as Exhibit "D" from the holder of such Mortgage, which Agreement shall expressly recognize Tenant's rights under this Lease and permit Tenant's continued possession of the Premises herein demised so long as Tenant is not in default under this Lease notwithstanding any such action by such mortgagee to foreclose or otherwise pursue its remedies thereunder. In the event that Landlord does not furnish to Tenant such Non-Disturbance Agreement within such 90-day period, then by written notice to Landlord, Tenant may terminate this Lease upon thirty (30) days' written notice to Landlord. Tenant agrees that it will, by appropriate instrument, subordinate this Lease to any future Mortgage imposed upon the Land or Building; provided and concurrently therewith the holder of such Mortgage shall deliver to Tenant a Non-Disturbance Agreement in the form required hereunder.

       4. CONSTRUCTION AND COMMENCEMENT DATE. Landlord and Tenant agree to perform all of their respective covenants under the Work Letter and to pay the respective portions of the cost and expenses incurred therein in accordance with the terms of such Work Letter. In the event that the Commencement Date occurs later than December 1, 1984, then the expiration of the Lease shall automatically be extended so that the term of the Lease is ten (10) years. The parties agree that this Lease shall not be recorded, but upon written request of Landlord or Tenant, a memorandum of lease prepared by Landlord shall be promptly executed by both parties. Any cost of recording the memorandum of lease shall be borne by the party recording the same.

       5. LANDLORD TO PAY TAXES. Subject to Landlord's right to protest to applicable governmental authorities, Landlord shall pay all real estate taxes, assessments, water rates and sewer rates and other charges which may be levied, assessed or charged against the land and Building and shall make all payments required to be made by named landlord under the terms of any mortgage or deeds of trust or underlying ground lease which is now or hereafter a lien on the Building or land, superior to this Lease and shall promptly remove or bond to the reasonable satisfaction of any mortgagee any lien of mechanic's or materialmen pieced against the land or Building or any part thereof. Landlord shall, at Tenant's request, protest the applicable governing authority the imposition of all Taxes assessed or imposed against the land and Building. The cost of such protest (including reasonable attorneys fees) will be deducted from any resulting deduction to determine taxes. In the event Tenant requests Landlord to protest Taxes and Landlord fails to either respond with a statement of Landlord's counsel that, in its opinion, the Taxes are not capable of further reduction or initiate a protest within 180 days of the date of such request, Landlord shall permit Tenant to file such protest and initiate such proceedings as are necessary in connection therewith and, for such purpose, appoints Tenant as attorney in fact for Landlord with full power and authority to execute and deliver in the name of Landlord, any instrument required to be executed or filed in connection with such protest proceedings.

       6. INDEMNITY. Except for the negligence of Tenant, its contractors, agents and employees, Landlord shall indemnify and hold Tenant harmless of, from and against all claims, demands, costs and expenses, including reasonable attorneys fees and the defense thereof arising from Landlord's or Landlord's agents, management of the Building or from any act or negligence of Landlord, its agents, servants or employees, in or about the Building and Premises or from any breach or default on the part of Landlord in the performance of any covenant on the part of Landlord to be performed pursuant to the terms of this Lease. In case of any action or proceeding brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.

       7. ATTORNEYS FEES. Either party shall pay upon demand, all reasonable costs and expenses, including reasonable attorneys fees incurred by the successful party in accordance with an order of court in enforcing the observance and performance by such party of all covenants, conditions and provisions of this Lease and the exhibits attached hereto, including, but not limited to, the Work Letter or resulting from the other party's fault under this Lease.

       8. ORDINANCES. Subject to either party's right to protest to applicable governmental authorities, Landlord shall comply, at Landlord's expense, with all federal, state, county and municipal laws and ordinances and all rules and regulations affecting the Building, except that Tenant shall comply with such laws and ordinances, rules, regulations and orders which specifically relate to Tenant's use or occupancy of the Premises. Landlord covenants that on the Commencement Date the Premises shall comply with any applicable legal, governmental or quasi- governmental requirement, ordinance or rule (including the Board of Fire Underwriters) and thereafter, for the balance of the term, the Premises shall be in compliance with all such laws or ordinances to allow Tenant's continued occupancy hereunder.


       9. BUILDING CONSTRUCTION. The Building shall be remodeled pursuant to the Building Plans and Specifications. Tenant shall have the right to be advised by Landlord of any changes or revisions ("Changes") made to the Building Plans and Specifications which shall substantially affect: (a) the layout of the Premises; (b) the finishes in the lobby area and to the exterior of the Building; (c) the number of elevators which are to service the Premises; and (d) the mechanical systems insofar as such Changes substantially reduce the quantity or quality of the heating, ventilating, air conditioning and electricity to be furnished to the Premises in accordance with the

Lease and/or the Work Letter. Landlord will advise Tenant and Tenant's space planner (when Landlord has been advised of the same) of such Changes within five (5) days after Landlord has confirmed with its architect that such Changes will be made. Such Changes shall be subject to approval by Tenant, which approval shall not be unreasonably withheld. If Tenant does not .object to such Changes within five (5) days after notice of same, Landlord may effectuate such Changes and Tenant shall be deemed to have accepted them as if Tenant consented to them in writing.

       10. EXPANSION OPTION. Tenant shall have the right, privilege and option to be exercised by Tenant, in its sole and unconfined discretion and provided it is not in default hereunder at the exercise of the option or commencement of the- term of the lease for the Expansion Space (as hereinafter defined), to rent for a period coterminous with the term hereof (including option periods, if any) not to exceed 50% of the contiguous rentable space on a floor(s) within the Building to be designated by Landlord within 90 days of the exercise of the option ("Expansion Space") subject to the following terms and conditions:

         A. Tenant shall give written notice to Landlord on or before the expiration of the fourth year of the term hereof that it desires to rent Expansion Space; and

         B. Whether or not Tenant has exercised the option granted under Paragraph 10A above, Tenant shall give written notice to Landlord on or before the expiration of the ninth lease year that it desires to lease additional Expansion Space (which need not be contiguous to the portion leased under Paragraph 10A above.)

If the Expansion Space allocated to Tenant pursuant tot the foregoing options has not been previously leased to other tenants, then Landlord, at its sole cost and expense, shall construct the Expansion Space in accordance with building standards prevailing in the Building as of the date hereof ("Expansion Work") and deliver the same to Tenant on the commencement date of the sixth or tenth year of the term, as the case may be ("Delivery Date") and rent therefor shall commence as of the Delivery Date provided Landlord has substantially completed the Expansion Work. If the Expansion Space designated by Landlord has been previously leased to other tenants and such tenants are currently occupying such space, then Landlord shall, at its sole cost and expense, relocate such tenants and make the Premises available to Tenant in a broom clean condition but otherwise on an "as is" basis ("Relocation Work") on the Delivery Date and rent therefor shall commence as of the Delivery Date; provided, Landlord has completed the Relocation Work. Any dispute as to the completion of either the Expansion Work or Relocation Work shall be referred to arbitration as set forth in Section 13.

       The Monthly Base Rent for the Expansion Space shall be 1/12th of the product obtained by multiplying: (i) the square feet of rentable area of the Expansion Space by (ii) the annual per square foot "market rate" rent (as hereinafter defined), as adjusted pursuant to the terms of this Lease for each such space. Market rate is defined for any Expansion Space as the bona fide annual rent per square foot of net rentable area being offered by Landlord to prospective tenants (excluding existing tenants under renewal options) for a lease term commencing on or after the date rent is to begin for the Expansion Space or the beginning date of any other portion of the term under a lease for Expansion Space which requires an increase to the then market rate rent, for comparable office area in the Building and for leases containing comparable terms and conditions for "as is" space reduced by the amount, if any, by which operating expenses included in such annual rental exceeds the Base Operating Expenses under this Lease. One-twelfth of the amount so calculated multiplied by the rentable area of the space, shall be the Monthly Base Rent applicable to such space and shall be subject to adjustment in the manner provided in this Lease.

       Landlord shall notify Tenant 45 days prior to the date rental is to begin under an Expansion Space Lease of the market rate applicable to such space. If, within 15 days after receipt of such notice, Tenant fails to notify Landlord, in writing, of Tenant's objections to the market rate submitted by Landlord, Tenant shall be deemed to have accepted such market rate. If, within said 15-day period, Tenant notifies Landlord of its objections to the proposed market rate, the parties agree to negotiate in good faith their differences within 30 days immediately following Tenant's notice of objections to the market rate, and failing agreement within said period of time, the matter shall be submitted for appraisal in a manner hereinafter provided.

       In the event the parties fail to agree on a market rate, Landlord and Tenant shall, within 10 days after the expiration of said 30-day period for negotiation, each appoint an appraiser who is a member of the American Institute of Real Estate Appraisers, or if it shall not be in existence, a member of the most nearly comparable organization, and each party shall notify the other as to the name and address of the appraiser selected. The two appraisers shall, during the next 15 days, meet and attempt to agree on the market rate within the definitions set forth herein. In determining market rate, the appraiser shall use, as a basis for confirming whether Landlord's offer is bona fide, the actual leases made by Landlord for comparable space in the Building for a lease term commencing within the 6-month period immediately preceding or at any date after the date of the commencement of rent for the Expansion Space.

       If, upon the expiration of said 15-day period, the appraisers fail to agree on a market rate, they shall select a third appraiser, also a member of the American Institute of Real Estate Appraisers, and notify Landlord and Tenant of such appraisers, name and selection. If the two appraisers are unable to agree on a third appraiser, either party, by giving 5 days' written notice to the other, may apply to the then president of the Chicago Bar Association for the selection of a third appraiser who meets the qualifications stated hereinabove. Within 15 days after the selection of a third appraiser, a majority of the appraisers shall set the market rate. If a majority of the appraisers are unable to set the market rate within the stipulated period of time, the three appraisers' decision on market rate shall in each instance be added together and their total divided by three with the resulting quotient consisting the market rate.

       In the event the parties hereto fail to agree upon the market rate hereunder, and until the market rate is determined in the manner provided herein, the Tenant agrees to pay market rate- rent ,"Temporary Monthly Market Rate Rent" until the parties agree on the market rate. Upon the termination of the market rate, the Landlord shall, within 10 days of such determination, refund to the Tenant or the Tenant shall, within 10 days of such determination, pay to Landlord the difference between the temporary monthly market rate rent paid by Tenant and the finally determined market rate.

       Notwithstanding anything to the contrary contained herein, the Market Rate Rent for any Expansion Space shall never be less than the then Adjusted Monthly Rental under this Lease reduced by the difference between the then estimated operating expenses and the Base Operating Expenses under this Lease.

       11. OPTION TO RENEW. Tenant may, at its option, renew this Lease for two
(2) consecutive additional 5-year periods by giving not less than one (1) year's written notice to Landlord prior to the expiration of the original term and first option term; provided, that Tenant shall not be in default of any of the terms and conditions to be kept, observed and performed hereunder at the exercise of each option or at the commencement of each new term. For purposes hereof, any Expansion Space shall constitute a portion of the Premises and be included in the option term(s). Upon the exercise of each option, this Lease shall continue for the extended period of time, upon the same terms and conditions as in this Lease set forth, with the exception of this paragraph, and at a Market Rate Rent (as hereinafter defined).

       The Monthly Base Rent for each option term shall be 1/12th of the product obtained by multiplying: (i) the square feet of rentable area of the Premises by
(ii) the annual per square foot Market Rate Rent, as adjusted pursuant to the terms of this Lease. Market rate is defined for any option term as the bona fide annual rent per square foot of net rentable area being offered by Landlord to prospective tenants (excluding existing tenants under renewal options) for a lease term commencing on or after the date rent is to begin for an option period for comparable office area in the Building reduced by the amount, if any, by which operating expenses including in such annual rental exceed the base Operating Expenses under this lease. One-twelfth of the amount so calculated multiplied by the rentable area of the space, shall be the Monthly Base Rent applicable to such space for each option period.

       Landlord shall notify Tenant 45 days prior to the date rental is to begin for each option period of the Market Rate applicable to the Premises. If, within 15 days after receipt of such notice, Tenant fails to notify Landlord, in writing, of Tenant's objections to the Market Rate submitted by Landlord, Tenant shall be deemed to have accepted such Market Rate. If, within said 15-day period, Tenant notifies Landlord of its objections to the proposed Market Rate, the parties agree to negotiate in good faith their differences within 30 days immediately following Tenant's notice of objections to the Market Rate and, failing agreement within said period of time, the matter shall be submitted for appraisal in a manner hereinafter provided.

       In the event the parties fail to agree upon a Market Rate, Landlord and Tenant shall, within 10 days after the expiration of said 30-day period for negotiation, each appoint an appraiser who is a member of the American Institute of Real Estate Appraisers or if it shall not be in existence, a member of the most nearly comparable organization, and each party shall notify the other as to the name and address of the appraiser selected. The two appraisers shall, during the next 15 days, meet and attempt to agree on the Market Rate within the definition set forth herein. In determining Market Rate, the appraiser shall use, as a basis for confirming whether Landlord's offer is bona fide, the actual leases made by Landlord for comparable space in the Building for a lease term commencing within the 6-month period immediately preceding or at any date after the date of the commencement of rent for each option term.

       If, upon the expiration of said 15-day period, the appraisers fail to agree on a Market Rate, they shall select a third appraiser, also a member of the American Institute of Real Estate Appraisers, and shall notify Landlord and Tenant of such appraisers, name and selection. If the two appraisers are unable to agree on a third appraiser, either party, by given 5 days' written notice to the other, may apply to the then president of the Chicago Bar Association for the selection of a third appraiser who meets the qualifications stated hereinabove. Within 15 days after the selection of a third appraiser, a majority of the appraisers shall set the Market Rate. If a majority of the appraisers are unable to set the Market Rate within the stipulated period of time, the three appraisers' decision on Market Rate shall in each instance be added together and their total divided by three with the resulting quotient constituting the Market Rate.

       In the event the parties hereto fail to agree upon the Market Rate hereunder, and until the Market Rate is determined in the manner provided herein, Tenant agrees to pay Temporary Market Rate Rent until the parties agree on a Market Rate. Upon determination of the Market Rate, the Landlord shall, within 10 days of such determination, refund to the Tenant or the Tenant shall, within 10 days of such a determination, pay to Landlord the difference between the Temporary Market Rate Rent paid by Tenant the finally determined Market Rate.

       Notwithstanding anything to the contrary contained herein, the Market Rate Rent for any option period shall never be less than the then Adjusted Monthly Rental under this Lease reduced by the difference between the then estimated operating expenses and the Base Operating Expenses under this Lease.

       12. DEMOLITION. In no event may this Lease be terminated by Landlord during the term hereof or the first option term on account of a proposed demolition of the Building. During the second option term only, Landlord may elect "to demolish the Building" provided it strictly complies with the following: (a) Landlord shall send to Tenant not less than 18 months' prior written notice of the date it intends to terminate this Lease, as provided herein; and (b) Landlord shall pay to Tenant at the time it sends its notice to terminate the Lease the "unamortized cost" (as hereinafter defined) of all leasehold improvements, alterations, additions and fixtures paid for or incurred by Tenant in or about the Expansion Space and Premises.

         The term "to demolish the Building" is defined for these purposes to mean that the Building will be demolished and razed completely within a reasonable time of the effective date of Landlord's notice to terminate the Lease as provided in Landlord's notice to Tenant.

         The term "unamortized cost" is defined for these purposes to mean the unamortized cost of all leasehold improvements, alterations, additions and fixtures paid for or incurred by Tenant in or about the Expansion Space and Premises and based upon a 7-1/2 year straight line amortization of such costs and expenses starting with the commencement date(s) of the lease(s) for the Expansion Space and/or date of improvements to the Premises.

       13. ARBITRATION. Arbitration shall only be involved where the Lease or the Rider explicitly states that the parties may arbitrate such matter and/or dispute.

       The parties shall endeavor to choose persons qualified to render a decision with respect to such matters; provided, that neither party shall have the right to challenge the other party's choice on the basis of such qualification. If such dispute is not settled within sixty (60) days after written notice from one party to the other informing the other party of the existence of such dispute, then either party may within thirty (30) days following the expiration of the said 60-day period refer such dispute to arbitration in the manner herein provided by the giving of notice by one party to the other that it desires arbitration. Two arbitrators shall be chosen, one by the Landlord and one by the Tenant, and within ten (10) days thereafter a third arbitrator shall be selected by the two thus chosen. If either of the parties hereto shall fail to make such choice within the time herein provided, or the then two arbitrators shall fail to choose a third arbitrator within the time herein provided, then the party not in default in selecting an arbitrator, or either party in the event that the two arbitrators so chosen shall have failed to select a third, may upon five (5) days' notice to the other party, request the residing of the district court of the United States for the district in which the Building is located, acting in his private and non-judicial capacity, .to choose an arbitrator or arbitrators to fill the vacancy or vacancies. Such judge may thereupon appoint an arbitrator or arbitrators. If such judge fail or refuse to make such appointment, the same shall be made in accordance with the prevailing provisions of the rules of the American Arbitration Association. The three arbitrators, when duly appointed, shall investigate the facts, shall hold hearings and permit the parties to present evidence and arguments thereat, and they shall render a decision by a majority vote within thirty (30) days after the date upon which the last arbitrator is appointed, which decision shall be final and binding upon the parties hereto. Judgment upon the award rendered in such arbitration may be entered by any court having jurisdiction thereof. No party shall he considered in default hereunder during the pendency of arbitration proceedings relating to the matter in dispute. If the arbitrators shall fail to render a decision within said period of thirty (30) days, then either party shall have the right to institute such .action or proceeding in such court as shall be appropriate in the circumstances. The expenses of such determination shall be borne by the party against whom a decision is rendered; provided that if more than one (1) item is disputed and a decision shall be rendered each party in respect of item or number of items, then the expense shall be equitably apportioned between the parties. During the pendency of the arbitration proceedings, Tenant shall pay the Landlord the amount if any, in dispute; provided, however, if a decision is rendered in favor of Tenant, Landlord shall forthwith refund to Tenant the amount due Tenant in accordance with the decision of the arbitrators plus interest on said amount for the period commencing on the date of payment by Tenant to Landlord of said amount and ending on the date of receipt by Tenant of said refund at 2% over the prime rate of interest prevailing on that date at the First National Bank of Chicago.

       14. WARRANTY. Landlord represents and warrants that: (i) LaSalle National Bank Trust Number 106020 is the fee simple owner of the Land and Building; (ii) Landlord is the duly authorized agent for the beneficiaries thereunder; (iii) except as set forth on Exhibit E, there are no recorded covenants, conditions, encumbrances or restrictions respecting the Land and Building.

       Should any term, provision or condition of this Rider conflict with any term, provision or condition of the Lease, the term, provision or condition of this Rider shall control.

LANDLORD:                                   TENANT:
U.S. EQUITIES REALTY, INC.,                 ILLINOIS STATE MEDICAL
as agent for the beneficiary                INTER-INSURANCE EXCHANGE
of LA SALLE NATIONAL BANK
not personally, but as
Trustee under Trust Agree-                  By   /s/
ment dated March 1, 1983                        -------------------------
and known as Trust No.                            Chairman of the Board
106020                                      ATTEST:

                                            BY:  ILLINOIS STATE MEDICAL
                                            INSURANCE SERVICES, INC.,
                                            ATTORNEY IN FACT
By   /s/
    ---------------------------
ATTEST:                                     By   /s/
                                               ----------------------------
                                               Secretary-Treasurer
By:  /s/
    ---------------------------

                  FIRST AMENDMENT TO LEASE DATED JULY 29, 1983
                  BY AND BETWEEN U. S. EQUITIES REALTY, INC. AS AGENT FOR THE BENEFICIARY OF LASALLE NATIONAL
                BANK, NOT PERSONALLY, BUT AS TRUSTEE UNDER TRUST
                AGREEMENT DATED MARCH 1, 1983, AND KNOWN AS TRUST
               NO. 106020, AS LANDLORD, AND ILLINOIS STATE MEDICAL
                       INTER-INSURANCE EXCHANGE, AS TENANT


       FOR AND IN CONSIDERATION of Ten ($10.00) Dollars arid other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

       The above-captioned Lease is hereby amended effective as of July 29, 1983 as follows:

       1. Section 4.02 is hereby amended by inserting the words "annual rate of the" after the words "a sum equal to 25% of the" in the tenth line of Section 4.02(u).

       2. The second full paragraph of Paragraph 10 of the Rider is hereby amended by deleting the word "tenth" in the seventh line thereof arid substituting therefore the word eleventh".

       3. The first sentence of the fourth full paragraph of Paragraph 10 of the Rider is deleted in its entirety and the following is substituted therefore:

         "Landlord shall notify Tenant 45 days prior to the date rental is to begin under an Expansion Space Lease of the market rate applicable to such space ("Temporary Monthly Market Rate rent")."

       4. The first sentence of the seventh full paragraph of Paragraph 10 of the Rider is deleted in its entirety and the following is substituted therefore:

         "In the event the parties hereto fail to agree upon the market rate hereunder, and until the market rate is determined in the manner provided herein, the Tenant agrees to pay Monthly Market Rate rent until the parties agree on the market rate."

       5. The first sentence of the third full paragraph of Paragraph 11 of the Rider is deleted in its entirety and the following is substituted therefore:

         "Landlord shall notify Tenant 45 days prior to the date rental is to begin for each option period of the Market Rate applicable to the Premises ("Temporary Market Rate rent")."

       6. The first sentence of the sixth full paragraph of Paragraph 11 of the Rider is deleted in its entirety and the following is substituted therefore:

         "In the event the parties hereto fail, to agree upon the Market Rate hereunder, and until the Market Rate is determined in the manner provided herein, Tenant agrees to pay Temporary Market Rate rent until the parties agree on a Market Rate."

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the 29th day of July, 1983.

                                            LANDLORD:

                                            U.S. EQUITIES REALTY, INC., as
                                            Agent for the beneficiary of
                                            LASALLE NATIONAL BANK not
                                            personally, but as Trustee
                                            under Trust Agreement dated
                                            March 1, 1983, and known as
ATTEST:                                              Trust No. 106020


By:   /s/                                   By:   /s/
    ------------------------------              ------------------------------
                                            Title: Chairman


                                            TENANT:

                                            ILLINOIS STATE MEDICAL

                                            INTER-INSURANCE EXCHANGE

                                            By:   /s/
                                               -------------------------------
                                            Title: Chairman of the Board


                                                 ATTEST:

                                            ILLINOIS STATE MEDICAL INSURANCE
                                            SERVICES, INC., Attorney in Fact


                                            By:   /s/
                                               -------------------------------

             Second Amendment To Lease dated July 29, 1983 with First Amendment dated as of July 29, 1983 by and between Illinois State Medical Inter-Insurance Exchange, as Tenant ("Tenant") and U. S. Equities Realty, Inc. as Agent, for beneficiary of LaSalle National Bank as Trustee under Trust Agreement dated March 1, 1983 and known as Trust No. 106020, as Landlord ("Landlord") for the 6th and 7th Floors ("Premises") of the Building commonly known as 20 North Michigan Avenue, Chicago, Illinois ("Lease")
             --------------------------------------------------

       FOR AND IN CONSIDERATION of the parties entering into the Lease and of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

       1. The Lease is hereby further amended effective July 12, 1984 as follows:

       1.         TENANT'S IMPROVEMENTS.

       Landlord and Tenant hereby amend the Lease by deleting Exhibit A and the Work Letter attached thereto, and substituting this Amendment and Exhibit A hereto therefor (including all references thereto in the Lease).

         (a) Landlord shall complete the improvements requested by Tenant within the Premises ("Tenant's Improvements"), as set forth in the plans prepared by Joel Scheckerman Associates, Limited, and identified as Job 83-113, which plans dated January 30, 1984 and last revised July 12, 1984, and consisting of pages A-l through A-9, and floor covering plans dated June 1, 1984 consisting of pages FC-l and FC-2, an computer room plan dated May 1, 1989 consisting of page C-l all of which are attached as Exhibit A hereto and incorporated by reference herein (the "Construction Plans").

       (b) Landlord is entering into a contract to complete the Tenant's Improvements with W. E. O'Neil Construction Company ("Contractor") for the contract price ("Contract Price") of $752,454.00. Tenant hereby acknowledges and agrees that Tenant shall pay to Landlord on January 2, 1985 as Tenant's share of the cost of Tenant's Improvements the sum of $119,354.00 ("Tenant's Contribution").

         (i) The parties acknowledge that the Contract Price includes a carpeting allowance of $44,618.00. In the event that the cost of the carpeting selected by Tenant and installed by Contractor exceeds $44,618.00, any such excess shall be paid by Tenant to Landlord on January 2, 1985 in addition to the Tenant's Contributions.

         (ii) The Tenant's Contribution shall also be increased by an amount equal to 50% of the cost of structural support required for Tenant's movable files as determined by Contractor, but any increase in Tenant's Contribution under this Paragraph l(b)(ii) shall not exceed $7,500.00.

       (c) All work to be done in the Premises shall be subject to the approval of Landlord and no work shall be undertaken in the Premises until such approval is given in writing.

       2.         COMPLETION OF TENANT'S IMPROVEMENTS.

       Landlord estimates (but does not represent and warrant to Tenant) that the Tenant's Improvements will be completed, and the Premises will be ready for occupancy as hereinafter defined on or before September 29, 1984 ("Estimated Possession Date") and Tenant agrees to accept the Premises from the Landlord on or before the Estimated Possession Date if the Premises are ready for occupancy as hereinafter defined. In no event shall Landlord be liable to Tenant for any damages of any kind for failure to complete the Tenant's Improvements or to deliver the Premises to Tenant on the Estimated Possession Date.

       (a) In the event that the Premises are not ready for occupancy on the Estimated Possession Date, Tenant shall have no obligation to accept the Premises from Landlord until December 1, 1984. Tenant shall have the right, however, to accept possession of the Premises from Landlord at any time after the Estimated Possession Date and before December 1, 1984. In the event that, pursuant to the lease, tenant is required to pay rent for any period prior to December 1, 1984, tenant shall receive a credit in an amount equal to its prorata share of $16,250 per month for any such period.

       (b) In the event that the Premises are not ready for occupancy on the Estimated Possession Date, Tenant's Contribution shall be reduced by the sum of $525.00 per day for each day after the Estimated Possession Date until the first to occur of either (i) Tenant's acceptance of possession from the Landlord, or (ii) November 30, 1984.

       (c) The determination as to when the Premises are "ready for occupancy" shall be made in accordance with Section 2.02 of the Lease (provided, however, that the Premises shall be deemed "ready for occupancy" even though, after having used its best efforts, Contractor has not completed installation of: 1.) the moveable partitions (folding doors) in the conference room; and/or 2.) the latch sets specified in the Construction Plans), and the following shall be deleted from Section 7.01 of the Lease:

         "In the event of any dispute as to whether the Premises are ready for Tenant's occupancy, the decision of Landlord's architect shall be final and binding on the parties."

       3.         RENT ABATEMENT PERIOD.

       The parties hereto acknowledge and reaffirm that Tenant has been granted by Landlord under Section 3 of the Lease a rent abatement period of three (3) months and five (5) days.

Notwithstanding the provisions of Section 3 of the Lease to the contrary, the parties hereto amend said Section to provide that such rental abatement shall commence on the 1st day of July, 1985, and continue through the 5th day of October, 1985.

       4.         MISCELLANEOUS.

         (a) All Tenant's Improvements shall be done by Landlord, or its designers, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained, incorporated by reference, or otherwise agreed to in writing by the parties.

         (b) With respect to all payments provided for herein, Landlord shall have all of the rights and remedies granted to it in the Lease in connection with the enforcement of the collection of Rent owing thereunder.

         (c)      Time is of the essence in this Amendment.

         (d) In the event of a conflict between the provisions of the Lease and a provision of this Amendment to Lease, the provisions hereof shall prevail.

         (e) All other terms and conditions of the Lease remain unchanged.

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 18th day of July, 1984.

                                            LANDLORD:.

                                            U.S. EQUITIES, INC., as
                                            Agent for the beneficiary of
                                            LASALLE NATIONAL BANK not
                                            personally, but as Trustee under
                                            Trust Agreement dated March 1, 1983,
                                            and known as Trust No 106020
Attest:

By:   /s/                                   By:  /s/
    --------------------------------            --------------------------------
                                            Title: Chairman

                                            TENANT:

                                            ILLINOIS STATE MEDICAL
                                            INTER-INSURANCE EXCHANGE


                                            By:  /s/
                                                --------------------------------
                                            Title:   Chairman of the Board


                                            ATTEST:

                                            ILLINOIS STATE MEDICAL INSURANCE
                                            SERVICES, INC., Attorney in Fact
                                            By:  /s/
                                                --------------------------------

                              [U.S. EQUITIES GROUP]
                           840 North Michigan Avenue,
                    Suite Six Hundred Chicago, Illinois 60611
                                 (312) 951.8000
                                October 30, 1984




Mr. Lawrence W. Diedrick
Illinois State Medical Society
20 North Michigan Avenue
Chicago, Illinois 60602

Dear Larry:

       As we discussed, [am writing this letter to document various oral agreements which we have made and to summarize the amounts which are due to us pursuant to the lease and the aforementioned oral agreements.

CHANGE ORDERS

       The attached schedule summarizes the change orders submitted to date along with my understanding as to which of us is responsible for payment. Assuming you agree with this schedule, the Illinois State Medical Society currently owes the following amount:

       Total ISMS change orders:                $63,554.42

       Less:      amounts due in

         January, 1985

                           CC#200             < $27,958.00 >
                           CC#201             < $ 6,743.50 >
                           CC#202             < $ 2,600.00 >

       Amount already paid:                   < $19,640.00 >
                                               -----------
         Current Amount Due:                   $  6,612.92
                                               -----------
                                               -----------

       Please toward a check in this amount payable to Chicago Title and Trust

Company as soon as possible.

AMOUNT DUE IN JANUARY, 1985

Base amount due per lease amendment                                $119,354.00

       Plus:
         a)       CC#200                                           27,958.00
         b)       CC#201                                           6,743.50
         c)       CC#202                                           2,600.00
         d)       Structural Engineering fee for
                  Movable files (1,680 x .5)                       820.00


       Less:
         a)       Credit for late completion of
                  construction - 19 days x $525/day                < 9,975.00 >
         b)       Excess of CC # 201 and engineering
                  fees over $7,500                                 < 63.50 >
                                                                     -----
                                                                   $147,437.00
                                                                   -----------
                                                                   -----------

       Please note that the above assumes that you accepted the premises as being substantially complete as of October 20, 1984, as I believe we had agreed.

       Please call me if you have any questions regarding the above. Otherwise, please indicate your acceptance of this letter as an accurate documentation of our agreements by signing on the enclosed duplicate copy of this letter where indicated.

                                            Very truly yours,

                                            U.S. EQUITIES GROUP


                                            BY   /s/
                                               --------------------------------
                                                 John A. Garbossa
                                                 Vice president

AGREED AND ACCEPTED THIS 5 DAY OF NOVEMBER, 1984

       ILLINOIS STATE MEDICAL SOCIETY

       BY:   /s/
          -------------------------------
          Lawrence W. Diedrick

JAG:cmo
Enclosure
cc: Allen Schuh

                   AMENDMENT TO LEASE DATED JULY 29, 1983 FOR
               FLOORS 6 AND 7, 20 NORTH MICHIGAN AVENUE, CHICAGO,
                  ILLINOIS, FROM U.S. EQUITIES REALTY, INC. AS
              AGENT FOR THE BENEFICIARY OF LASALLE NATIONAL BANK,
              NOT PERSONALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT
               DATED MARCH 1, 1983 AND KNOWN AS TRUST NO. 106020,
                     AS LANDLORD, AND ILLINOIS STATE MEDICAL
                       INTER-INSURANCE EXCHANGE, AS TENANT



       This Amendment dated as of June 13, 1986, amends that certain lease dated July 29, 1983 between the above-named Landlord and Tenant, for certain Premises in the Building commonly known as 20 North Michigan Avenue, Chicago, Illinois, as amended by First Amendment dated July 29, 1983; and as further amended by Second Amendment dated July 18, 1984 and effective July 12, 1984; and as further amended by letter dated October 30, 1984 from John A. Garbossa, Vice President of U.S. Equities Group to Lawrence W. Diedrick, Illinois State Medical Society. Said lease, together with all of said amendments are hereinafter collectively referred to as the "Lease." Except as otherwise provided in this Amendment, all terms used in this Amendment shall have the same meaning as when used in the Lease. To the extent of any inconsistencies between the provisions of the Lease and the provisions of this Amendment, the former is hereby amended.

       In consideration of the mutual covenants, promises and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

       1. Effective as of July 1, 1986, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "Expansion Premises") shown on Exhibit A to this Amendment, consisting of 9,750 rentable square feet which are located on the eighth floor of the Building, for a term coterminous with the Term of the Lease, and otherwise upon all the terms and conditions contained in the Lease, except as hereinafter provided.

       2. In addition to the adjusted Monthly Base Rent due pursuant to the Lease for the 41.000 rentable square feet comprising the Premises initially demised to Tenant under the Lease (the "Original Premises"). Tenant shall pay Monthly Base Rent, subject to adjustment as provided in the Lease, in the initial amount of Fifteen Thousand Four Hundred Thirty-Seven and 50/l00ths Dollars ($15,437.50) per month. The Annual Base Operating Expense applicable to the Expansion Premises only, shall be Six and no/100ths Dollars ($6.00) per square foot of rentable area. Nothing contained in this paragraph shall be construed so as to alter Tenant's Rent obligations with respect to the Original Premises. However, with respect to all of Tenant's obligations regarding the Premises, the term "Premises" as used in the Lease and Amendments shall hereafter be deemed to include the Original Premises, the Expansion Premises, the Original Storage Space, the "1986 Storage Space" as defined in Section 3 of this Amendment, and all other space in the Building leased to or occupied by Tenant, or so many of the foregoing as the context logically allows.

       3. In addition to the Expansion Premises demised hereunder, effective July 1, 1986, Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord, Option Storage Space and additional storage space in the basement comprising a total of 3,226 square feet of basement space in the Building, located in the area shown on Exhibit B to this Amendment (the "1986 Storage Space"). As soon as reasonably possible, Landlord will enclose the 1986 Storage Space, at its expense, and construct such demising walls and doors as are necessary in prder for Tenant to secure its personal property therein. Landlord will also, at its expense, provide an electrical connection to the 1986 Storage Space adequate for enabling Tenant to have light fixtures installed for the 1986 Storage Space. The cost of such fixtures and the installation thereof shall be borne solely by Tenant. The 1986 Storage Space shall be used solely for the purpose of storage in connection with Tenant's business in the Premises. In consideration of the foregoing, Tenant acknowledges that its leasing of the 1986 Storage Space constitutes satisfaction of its option to rent Option Storage Space (as defined on page 2-A of the Lease), pursuant to Article 3 of the Lease, which option was contemplated by the original terms of the Lease to be exercisable no later than 180 days before the end of the third year of the Term. Accordingly, Tenant does hereby irrevocably waive, surrender and release any rights, privilege and option it may have to rent, additional Storage Space pursuant to the Lease. To the extent that the provisions of this Amendment conflict with any provision of said Article 3 of the Lease, the provisions of this Amendment shall prevail.

       In addition to all other obligations to pay rent under the Lease, Tenant will pay, as Additional Rent, rent for the 1986 Storage Space as follows. For each month falling within the period commencing July 1, 1986 and ending October 31, 1986, Tenant shall pay as rental for the 1986 Storage Space the sum of Seven Hundred Sixty-Eight and no/100ths Dollars ($768.00) per month. Said amount shall not be subject to adjustment under Article 4 of the Lease. On and after November 1, 1986, for each month during the remainder of the initial Term of the Lease, Tenant shall pay as rental for the 1986 Storage Space the sum of One Thousand Six Hundred Thirteen and no/l00ths Dollars ($1,613.00) per month. Said amount shall riot be subject to adjustment under Article 4 of the Lease. Rent during the Extension Terms if Tenant shall duly exercise its option to extend, shall be at the Market Rate for such space, as determined by applied provisions of this Lease. Nothing contained in this paragraph shall be construed so as to alter Tenant's Rent obligations with respect to the Original Storage Space.

       4. Landlord will construct building standard improvements to the Expansion Premises, as soon as reasonably possible, in accordance with the provisions of the Work Letter that is attached hereto as Exhibit C, and Landlord shall bear Ninety-Three Thousand Dollars ($93,000.00) of the cost thereof, as further detailed in said Work Letter. In addition, in the Premises located on the seventh floor of the Building, Landlord will, no later than the Estimated Possession Date (as defined in the Work Letter), at Landlord's cost and expense, remove carpeting as necessary to repair existing floor defects of which Landlord has knowledge and repair such defects. Carpeting so removed shall be replaced by Tenant at Tenant's sole cost and expense.

       5. In consideration of the foregoing, Tenant acknowledges that its leasing of the Expansion Premises constitutes satisfaction of its option to expand which was contemplated by the original terms of the Lease to become effective as of the first day of the sixth year of the Term. Accordingly, Tenant does hereby irrevocably waive, surrender, and release all of its rights, privilege and option to add Expansion Space to its Premises as of the commencement of the sixth year of the Term pursuant to Section 10 of the Rider to the Lease. To the extent that the provisions of this Amendment conflict with any provision of said Rider Section 10, the provisions of this Amendment shall prevail. However, this waiver and release shall not affect Tenant's further option to expand as of the first day of the eleventh year of the Term, pursuant to Section 10 of the Rider.

       6. Neither the parties' execution of this Amendment, nor any provision contained herein, shall be deemed to revive, resurrect or renew any right or option that has heretofore expired or been waived, released, discharged or satisfied, nor to enlarge any party's rights or obligations with respect to the Original Premises or the Original Storage Space, except as is expressly provided by the terms of this Amendment. Without limiting the generality of the foregoing, the parties specifically acknowledge that the rights and Options set forth at pages 2-A and 8-A of the Lease, arid in Section 9 of the Rider to the Lease, shall have no further force or effect, and that the Work Letter executed by the parties in connection with the Original Premises, shall have no applicability to the Expansion Space or the 1986 Storage Space.

       7. All exhibits to this Amendment and all the terms thereof are hereby incorporated in this Amendment as though fully set forth herein.

Executed as of the date first above written.

                                            LANDLORD:

                                            U.S. EQUITIES REALTY, INC., as
                                            Agent for the beneficiary of
                                            LASALLE NATIONAL BANK not
                                            personally, but as Trustee
                                            under Trust Agreement dated
                                            March 1, 1983, and known as
                                            Trust No. 106020

ATTEST:

By: /s/                                     By: /s/
  --------------------------------            ---------------------------------
                                            Title:President


ATTEST:

BY:    ILLINOIS STATE MEDICAL               TENANT: ILLINOIS STATE MEDICAL

       INSURANCE SERVICES, INC.,                   INTER-INSURANCE EXCHANGE
       ATTORNEY IN FACT
                                            By: /s/
                                              ---------------------------------
By: /s/                                     Title: Chairman of the Board
  -----------------------------------------

                   AMENDMENT TO LEASE DATED JULY 29, 1983 FOR
               FLOORS 6 AND 7, 20 NORTH MICHIGAN AVENUE, CHICAGO,
                  ILLINOIS, FROM U.S. EQUITIES REALTY, INC. AS
               AGENT FOR THE BENEFICIARY OF LASALLE NATIONAL BANK,
                PERSONALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT
               DATED MARCH 1, 1983 AND KNOWN AS TRUST NO. 106020,
                     AS LANDLORD, AND ILLINOIS STATE MEDICAL
                       INTER-INSURANCE EXCHANGE, AS TENANT



       This Amendment dated as of June 4, 1987, amends that certain lease dated July 29, 1983 between the above-named Landlord and Tenant, for certain Premises in the Building commonly known as 20 North Michigan Avenue, Chicago, Illinois, as amended by First Amendment dated July 29, 1983; and as further amended by Second Amendment dated July 18, 1984 and effective July 12, 1984; and as further amended by letter dated October 30, 1984 from John A. Garbossa, Vice President of U.S. Equities Group to Lawrence W. Diedrick, Illinois State Medical Society; and as further amended by Amendment dated as of June 13, 1986. Said lease, together with all of said amendments are hereinafter collectively referred to as the "Lease." Except as otherwise provided in this Amendment, all terms used in this Amendment shall have the same meaning as when used in the Lease. To the extent of any inconsistencies between the provisions of the Lease and the provisions of this Amendment, the former is hereby amended.

       In consideration of the mutual covenants, promises and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

       1. Effective as of July 1, 1987, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the "New Expansion Premises") shown on Exhibit A to this Amendment, consisting of 11,000 rentable square feet which are located on the eighth floor of the Building, for a term coterminous with the Term of the Lease, and otherwise upon all the terms and conditions contained in the Lease, except as hereinafter provided.

       2. In addition to the adjusted Monthly Base Rent due pursuant to the Lease for the 41,000 rentable squire feet comprising the Premises initially demised to Tenant under the Lease and for the 9,750 rentable square feet located on the eighth floor of the Building demised to Tenant under Amendment dated as of June 13, 1986 (collectively called the "Existing Premises"), Tenant shall. pay Monthly Base Rent (subject to adjustment for Operating Expenses and increases in the Consumer Price Index on the basis set forth in the Lease), in the initial amount of Seventeen Thousand Four Hundred Sixteen and 67/l00ths Dollars ($17,416.67) per month. The Annual Base Operating Expense applicable to the New Expansion Premises shall be Six and no/l00ths Dollars ($6.00) per square foot of rentable area. Monthly Base Rent and that portion of Adjusted Monthly Base Rent which is based on the Consumer Price Index shall abate for the first twelve months that this Amendment is in effect. Adjustments based on Operating Expenses shall not abate. Nothing contained in this paragraph shall be construed so as to alter

Tenant's Rent obligations with respect to the Existing Premises or any Storage Space. However, with respect to all of Tenant's obligations regarding the Premises, the term "Premises" as used in the Lease and Amendments shall be deemed to include the Existing Premises, the New Expansion Premises, the Original Storage Space, the "1986 Storage Space" as defined in Section 3 of the Amendment dated as of June 13, 1986, and all other space in the Building leased to or occupied by Tenant, or so many of the foregoing as the context logically allows.

       3. Tenant shall accept possession of the New Expansion Premises in their present condition, excepting ordinary wear and tear occurring between the date hereof and the date upon which Tenant accepts possession of the New Expansion Premises. In no event shall Landlord be required to make any improvement or alteration in or to the New Expansion Premises, or to perform any construction work or decorating therein. In the event that Landlord does not deliver possession of the New Expansion Premises to Tenant on July 1, 1987, then this Amendment shall not thereby become void or voidable, nor shall Landlord be liable to Tenant for any damages suffered by Tenant as a result of any delay by Landlord in tendering possession of the New Expansion Premises to Tenant, but the commencement of Tenant's obligations with respect to the New Expansion Premises, including without limitation, Tenant's obligation to pay Rent for the New Expansion Premises, shall be postponed by one day for each day of such delay in Landlord's tendering possession. However, in no event shall any delay in such tender of possession, or in Tenant's acceptance of the New Expansion Premises, extend the Term of this Lease.

       4. In consideration of the foregoing, Tenant acknowledges that its leasing of the New Expansion Premises constitutes satisfaction of its option to expand which was contemplated by the original terms of the Lease to become effective as of the first day of the eleventh year of the Term. Accordingly, Tenant does hereby irrevocably waive, surrender, and release all of its rights, privilege and option to add Expansion Space to its Premises as of the commencement of the eleventh year of the Term pursuant to Section 10 of the Rider to the Lease. To the extent that the provisions of this Amendment conflict with any provision of said Section 10, the provisions of this Amendment shall prevail.

       5. Neither the parties' execution of this Amendment, nor any provision contained herein, shall be deemed to revive, resurrect or renew any right or option that has heretofore expired or been waived, released, discharged or satisfied, nor to enlarge any party's rights or obligations with respect to the Existing Premises or the Original Storage Space or the 1986 Storage Space, except as is expressly provided by the terms of this Amendment. Without limiting the generality of the foregoing, the parties specifically acknowledge that the rights and options set forth at pages 2-A and 8-A of the Lease, and in Section 9 of the Rider to the Lease, shall have no further force or effect, and that neither the Work Letter executed by the parties in connection with the Original Premises nor the Work Letter executed by the parties in connection with the Amendment to Lease dated as of June 13, 1986, shall have any applicability to the New Expansion Space.

       6. All exhibits to this Amendment and all the terms thereof are hereby incorporated in this Amendment as though fully set forth herein.

       Executed as of the date first above written.


                                   LANDLORD:

                                   U.S. EQUITIES REALTY, INC., as
                                   Agent for the beneficiary of
                                   LASALLE NATIONAL BANK not
                                   personally, but as Trustee
                                   under Trust Agreement dated
                                   March 1, 1983, and known as Trust No. 106020

ATTEST:

By: /s/                            By: /s/
  -----------------------------      --------------------------------------
                                   Title: Chairman


ATTEST:

BY:    ILLINOIS STATE MEDICAL      TENANT: ILLINOIS STATE MEDICAL
       INSURANCE SERVICES, INC.,           INTER-INSURANCE EXCHANGE
       ATTORNEY IN FACT
                                   By: /s/
                                     ---------------------------------------
By:                                Title: Chairman of the Board
  ---------------------------------

                     AMENDMENT TO LEASE DATED JULY 29, 1983,
                20 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS FROM
             U.S. EQUITIES REALTY, INC. AS AGENT FOR THE BENEFICIARY
            OF LASALLE NATIONAL BANK, NOT PERSONALLY, BUT AS TRUSTEE
             UNDER TRUST AGREEMENT DATED MARCH 1, 1983 AND KNOWN AS


       This Amendment, dated as of the 14th day of April, 1992 amends that certain lease dated July 29, 1983, between the above-named Landlord and Tenant, f or certain Premises in the Building commonly known as 20 N. Michigan Avenue, Chicago, Illinois, as amended by First Amendment dated July 29, J.983; and as further amended by Second Amendment dated July 18, 1984 and effective July 12, 1984; and as further amended by letter dated October 30, 1984, from John A. Garbossa of U.S. Equities Group to Lawrence W. Diedrick, Illinois State Medical Society; and as further amended by Amendment dated as of June 13, 1986; and as further amended by Amendment dated June 4, 1987. Said Lease, together with p.11 of said amendments are hereinafter collectively referred to as the "Lease." Except as otherwise provided in this Amendment, all terms used in this Amendment shall have the same meaning as when used in the Lease. To the extent of any inconsistencies between the provisions of the Lease and the provisions of this Amendment, the former is hereby amended.

       In consideration of the mutual covenants, promises and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

       1. To the best of Landlord's knowledge, no default has occurred or presently exists under the Lease.

       2. Article 11 of the Lease entitled "Alternations and Improvements" shall be amended to add paragraph 11.01A entitled SIGNS. Tenant shall have the exclusive right:

         (i) to change the Building name to the Illinois State Medical Society Building upon ninety (90) days' prior written notice to Landlord;

         (ii) to approve any change of the Building's street address;

         (iii) to approve the installation, affixation and maintenance of all signs on the exterior and/or interior of the ground floor lobby area of the Building; and

         (iv) to approve prior to installation all types of exterior signage visible from Michigan Avenue.

       3. To the extent that new paragraph 11.01A is inconsistent with paragraph 20, LANDLORD'S RIGHTS, of the Lease, paragraph 20 is hereby amended.

       4. Except as expressly modified by this Amendment, all terms of the Lease are hereby ratified and confirmed, and the same remain unchanged and in full force and effect.

       Executed as of the date first written above.

                                   LANDLORD:

                                   U.S. EQUITIES REALTY, INC., as Agent for the
                                   BENEFICIARY of LASALLE NATIONAL BANK,
                                   not personally, but as Trustee under Trust
                                   Agreement dated march 1, 1983, and known as Trust No. 106020

                                   By: /s/
                                     --------------------------------------
                                   Title: Chairman

ATTEST:

By: /s/
  --------------------------------
                                   TENANT:

                                   ILLINOIS STATE MEDICAL INSURANCE
                                   EXCHANGE

                                   By: /s/
                                     --------------------------------------
                                   Title: Secretary-Treasurer

ATTEST:

ILLINOIS STATE MEDICAL
INSURANCE SERVICES, INC.,
ATTORNEY-IN-FACT

By: /s/
  --------------------------------

                   AMENDMENT TO LEASE DATED JULY 29, 1983 FOR
            PREMISES AT 20 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS,
              BETWEEN U.S. EQUITIES REALTY, INC., AS AGENT FOR THE
              BENEFICIARY OF LASALLE NATIONAL BANK, NOT PERSONALLY,
            BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 1, 1983
                 AND KNOWN AS TRUST NO. 106020, AS LANDLORD, AND
           ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE, AS TENANT

         This Amendment, dated as of May 28, 1992, amends that certain lease dated July 29, 1983, between the above-named landlord and Tenant, for certain Premises in the Building commonly known as 20 N. Michigan Avenue, Chicago, Illinois, as amended by First Amendment dated July 29, 1983; and as further amended by Second Amendment dated July 18, 1984 and effective July 12, 1984; and as further amended by letter dated October 30, 1984, from John A. Garbossa of U.S. Equities Group to Lawrence W. Diedrick, Illinois State Medical Society; and as further amended by Amendment dated as of June 13, 1986; and as further amended by Amendment dated June 4, 1987. Said Lease, together with all of said amendments are hereinafter collectively referred to as the "Lease." Except as otherwise provided in this Amendment, all terms used in this Amendment shall have the same meaning as when used in the Lease. To the extent of any inconsistencies between the provisions of the Lease and the provisions of this Amendment, the former is hereby amended.

         In consideration of the mutual covenants, promises and agreements contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. Effective as of June 1, 1992, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (the "New Expansion Premises") shown on Exhibit A to this Amendment, consisting of 5,165 rentable square feet which are located on the fifth (5th) floor Ste. 550 of the Building, for a term continuous with the remaining Term of the Lease, and otherwise upon all the terms and conditions contained in the Lease, except as hereinafter provided.

         2. In addition to the New Expansion Premises, Landlord hereby leases to Tenant 979 square feet of basement storage space described in Exhibit B attached hereto and incorporated herein ("1992 Storage Space"), effective as of June 1, 1992. Landlord shall, at its expense, construct demising walls and doors f or the 1992 Storage Space, if not already in place. All lighting, fixtures and other improvements to such space shall be performed by Tenant, at Tenant's expense. All property kept by Tenant in the 1992 Storage Space or any other storage space shall be at Tenant's sole risk. Landlord bears no responsibility to protect such property or for any loss or damage thereto by fire, theft, flood or otherwise.

         3. In addition to the adjusted Monthly Base Rent due pursuant to the Lease for the 41,000 rentable square feet comprising the Premises initially demised to Tenant under the Lease and for other rentable area in the Building, whether for office or storage purposes, demised to

Tenant under amendments to the Lease (collectively called the "Existing Premises"), Tenant shall pay Monthly Base-Rent (subject to Operating Expense adjustments on the basis set forth in the Lease, as modified below), in the initial amount of Seven Thousand Three Hundred Seventy-Six Dollars ($7,376.00) per month for the period June 1, 1992 through May 31, 1993, and thereafter Seven Thousand Five Hundred Fourteen Dollars ($7,514.00) per month through the Expiration Date of the Term. The Annual Base Operating Expense applicable to the New Expansion Premises shall mean the Per Square Foot Operating Expenses for the Building for the 1992 Adjustment Year. Nothing contained in this paragraph shall be construed so as to alter Tenant's Rent obligations with respect to the existing Premises. However, with respect to all of Tenant's obligations regarding the Premises, the term "Premises" as used in the Lease and the amendments thereto shall hereafter be deemed to include the Existing Premises, the New Expansion Premises, and the 1992 Storage Space.

         4. Tenant shall accept possession of the New Expansion Premises in their present condition, excepting ordinary wear and tear. occurring between the date hereof and the date upon which Tenant accepts possession of the New Expansion Premises. In no event shall Landlord be required to make any improvement or alteration in or to the New Expansion Premises, or to perform any construction work or decorating therein. In the event that Landlord does not deliver possession of the New Expansion Premises to Tenant on or before June 1, 1992, then this Amendment shall not thereby become void or voidable, nor shall Landlord be liable to Tenant for any damages suffered by Tenant as a result of any delay by Landlord in tendering possession of the New Expansion Premises to Tenant, but the commencement of Tenant's obligations with respect to the New Expansion Premises, including without limitation, Tenant's obligation to pay Rent for the New Expansion Premises, shall be postponed by one day for each day of such delay in Landlord's tendering possession. However, in no event shall any delay in such tender of possession, or in Tenant's acceptance of the New Expansion Premises, extend the Term of this Lease or release Tenant of its obligation to pay Rent for the Existing Premises.

         5. Neither the parties' execution of this Amendment, nor any provision contained herein, shall be deemed to revive, resurrect or renew any right or option that has heretofore expired or been waived, released, discharged or satisfied, nor to enlarge any party's rights or obligations with respect to the Existing Premises, except as is expressly provided by the terms of this Amendment.

         6. All exhibits to this Amendment and all terms thereof are hereby incorporated in this Amendment as though fully set forth herein.

TENANT                                 LANDLORD:

ILLINOIS STATE MEDICAL                 U.S. EQUITIES REALTY, INC., as Agent
INSURANCE EXCHANGE                     for the beneficiary of LASALLE
                                       NATIONAL BANK, not personally, but as
By  /s/                                Trustee under Trust Agreement dated
  ----------------------------------   March 1, 1983, and known as Trust No.
Title Secretary/Treasurer              106020

                                       By: /s/
                                         ------------------------------------
                                       Title: Executive V.P.

ATTEST:
                                       ATTEST:
By:      ILLINOIS STATE  MEDICAL
         INSURANCE SERVICE, INC.
         ATTORNEY-IN-FACT

         By /s/                        By /s/
           ---------------------------    -----------------------------------

                               AMENDMENT TO LEASE

         This Amendment to Lease ("Eighth Amendment to Lease") made this 4th day of April, 1994, by and between U.S. EQUITIES REALTY, INC., an Illinois corporation, as Agent for the Beneficiary of LA SALLE NATIONAL BANK, not personally, but as Trustee under Trust Agreement dated march 1, 1983 and known as Trust No. 106020 ("Landlord"), and ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE ("Tenant").

                                WITNESSETH:

         WHEREAS, landlord and Tenant entered into a lease ("Original Lease"), dated July 29, 1983, whereby the Tenant leased form the landlord the sixth and seventh floors in the building ("Building") on the property located at 20 N. Michigan Avenue, Chicago, Illinois for a term ("Term") commencing on October 20, 1984 and expiring November 30, 1994 with options to extend the Term for two 92) additional five (5) year periods; and

         WHEREAS, the original Lease was amended by the following amendments:

         A. First Amendment to Lease ("First Amendment to Lease"), dated as of July 29, 1983, by and between Landlord and Tenant;

         B. Second Amendment to Lease ("Second Amendment to Lease") dated July 18, 1984, by and between Landlord and Tenant;

         C. Letter ('Third Amendment to Lease"), dated October 30, 1984 from John Garbossa of U.S. Equities Realty, Inc. to Lawrence W. Diedrick;

         D. Amendment to Lease ('Fourth Amendment to Lease"), dated as of June 13, 1986, by and between landlord and Tenant;

         E. Amendment to Lease ("Fifth Amendment to Lease"), dated as of June 4, 1987, by and between Landlord and Tenant;

         F. Amendment to Lease ("Sixth Amendment to Lease") dated as of April 14, 1992, by and between Landlord and Tenant;

         G. Amendment to lease ("Seventh Amendment to Lease"), dated as of May 28, 1992, by and between landlord and Tenant;

                  (The original Lease, together with the First Amendment to Lease, Second Amendment to lease, Third Amendment to Lease, Fourth Amendment to Lease, Fifth Amendment to lease, Sixth Amendment to lease and Seventh Amendment to Lease are hereinafter collectively referred to as the 'Existing Lease"); and

         WHEREAS, Landlord and Tenant have agreed on Terms for the extension of the Existing Lease Term; and

         WHEREAS, landlord and Tenant desire to amend the Existing Lease to document their agreement.

         NOW, THEREFORE, in consideration of the above premises, which by this reference are incorporated herein, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. All capitalized terms used herein which are not defined herein shall have the meanings ascribed to such Terms in the Existing Lease. The Existing Lease as amended by this Eighth Amendment to lease is hereinafter referred to as the "Lease".

         2. The Term of the Existing Lease is extended for an additional ten 910) year period ("Extended Term") commencing December 1, 1994 and ending on November 30, 2004 on all the Terms and conditions set forth in the Existing Lease as amended by this Eighth Amendment to Lease.

         3. Landlord and Tenant agree that he Premises for the balance of the Term of the Lease and for the Extended Term consists of the premises located on the entire eighth, seventh and sixth floors of the Building, a portion of the fifth floor of the Building and storage areas located in the basement of the Building, all as shown as Collective Exhibit A attached hereto and by this reference incorporated herein.

         4. The Rent payable by Tenant from April 1, 1994 through November 30, 1994 shall be the Rent payable pursuant to the Terms of the Existing Lease.

         5. During the Extended Term the Rent payable by the Tenant is as follows:

                  A.       Adjust Monthly Base Rent

                                                                Base Rent           Annual Base
          Period                      Sq. Ft.                  Per Sq. Ft.              Rent                 Monthly Base Rent
          ------                      -------                  -----------              ----                 -----------------
12/1/94 - 11/30/95                    66,665                      $21.00            $1,339,965.00               $116,663.75
12/1/95 - 11/30/96                    66,665                      $21.42            $1,427,964/36               $118,997.03
12/1/96 - 11/30/97                    66,665                      $21.85            $1,456.630.20               $121,385.85
12/1/97 - 11/30/98                    66,665                      $22.29            $1,485,962.88               $123,830.24
12/1/98 - 11/30/99                    66,665                      $22.74            $1,515,962.04               $126,330.17
12/1/99 - 11/30/00                    66,665                      $23.19            $1,545,961.32               $128,830.11
12/1/00 - 11/30/01                    66,665                      $23.65            $1,576,627.20               $131,385.60
12/1/01 - 11/30/02                    66,665                      $24.12            $1,607,959.80               $133,996.65
12/1/02 - 11/30/03                    66,665                      $24.60            $1,639,959.00               $136,663.25
12/1/03 - 11/30/04                    66,665                      $25.09            $1,672,624.80               $139,385.40


                           The Monthly Base Rent is subject to adjustment pursuant to Sections 4.02 (as amended by this Eighth Amendment to Lease) and 6.03, and as adjusted shall be the Adjusted Monthly Base Rent.

                  B.       ADDITIONAL RENT

                           All charges, costs and sums required to be paid by the Tenant to landlord pursuant to the Lease, including but not limited to rent for storage space of 6,511 square feet at a monthly rent of $3,255.00 and an annual rent of $39,066.00

         6. Between the date of this Eight Amendment to Lease and November 30, 1994, Section 4.02 as set forth in the Existing Lease shall remain in full force and effect. Effective December 1, 1994 and for the Extended Term only, Section 4.02 shall be deemed deleted in its entirety and substituted by the following:

                  Effective as of December 1, 1994 and for the Extended Term only, Monthly Base Rent shall be increased by an amount equal to 1/12 of sum of the rentable area of the Premises multiplied by the amount by which Per Square Foot Operating Expenses for the Adjustment Year in which such Adjustment Date falls exceeds the 1994 Per Square Foot Operating Expenses. The rental as computed hereunder, including adjustments for projections under Section 4.03 hereinbelow shall be referred to as Adjusted Monthly Base Rent. The Adjusted Monthly Base Rent shall never be less than the Monthly Base Rent specified in paragraph 5 of this Eighth Amendment to Lease."

         7. The Tenant, upon not less than twelve (12) months prior written notice to the Landlord, shall have the right to cancel the Lease with respect to the 5,165 square foot portion of the Premises ("Canceled Premises") located on the fifth floor of the Building effective on the last of any calendar month commencing after November 30, 1999, provided
                  (1) the Tenant is not in default under the Terms of the Lease at the time of giving the notice of cancellation and at any time between the date of such notice through the effective date of the cancellation, and 92) the Tenant shall have fully compiled with the provisions of paragraph 18 of the lease with respect to the surrender of the Canceled Premises. From and after the effective date of such cancellation Tenants Adjusted Monthly Base Rent shall be reduced by the portion of the Monthly Base Rent attributable to the Canceled Premises.

         8. The Tenant's option to renew the Existing Lease for two (2) consecutive additional five (5) year period, as set forth in Paragraph 11 of the Rider to the Original Lease, is hereby canceled and deleted from the Lease.

         9. Landlord and Tenant warrant to each other that they have dealt directly and only with U.S. Equities Realty, Inc. as broker in connection with this Eighth Amendment to Lease and that insofar as they know no other broker negotiated the Eighth Amendment to Lease or is entitled to any commission in connection therewith. Landlord shall be solely responsible for any commission in connection therewith. Landlord shall be solely responsible for any commissions due U.S.
                  Equities Realty, Inc.

         10. The Terms, covenants and conditions contained in this Eighth Amendment to Lease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         11. This Eighth Amendment to Lease supersedes all prior negotiations, representations, understandings and agreements of, by or between the parties, which shall be deemed fully merged therein; shall be construed and governed by the laws of the State of Illinois, and may not be changed or terminated orally.

         12. Except for the provisions of this Eighth Amendment to Lease, all of the Terms, covenants, and conditions of the Existing Lease, and all of the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect during the Extended Term and are not otherwise altered, amended, or changed.

         13. The term Landlord as used herein means the partnership which owns the beneficial interest in LaSalle National Bank Trust No. 106020, which holds legal title to the Building and the land upon which it is located, and any obligation or liability of the Landlord hereunder shall be limited to its partnership assets and no partners of said partnership shall be individually or personally liable for any claim arising out of the lease. A deficit capital account of any such partnership shall not be deemed an asset or property of said partnership.

         IN WITNESS WHEREOF, this Eighth Amendment to Lease has been executed as of the date first written above.

                                     LANDLORD:

                                     U.S. EQUITIES REALTY, INC., as Agent for the Beneficiary of LASALLE NATIONAL BANK, not personally, but as Trustee under Trust Agreement dated March 1, 1983 and known as Trust No. 106020

ATTEST:                              By: /s/
                                       ---------------------------------------
                                           Its: Chairman
By: /s/
  -----------------------------------

                                     TENANT:

                                     ILLINOIS STATE MEDICAL INTER-
                                     INSURANCE EXCHANGE

                                     By:  Illinois State Medical Services, Inc.
                                          Attorney in Fact

/s/
------------------------------------
Chairman of the Board                /s/
                                     -----------------------------------------
                                     Secretary-Treasurer

                              AMENDMENT TO LEASE


         This Amendment to Lease ("Ninth Amendment") made this 14 day of October 1996, by and between U.S. EQUITIES REALTY, INC., an Illinois corporation, as Agent for the Beneficiary of LA SALLE NATIONAL BANK, .not personally, but as Trustee under Trust Agreement dated March 1, 1983 and known as Trust No. 106020 ( "Landlord"), and ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE ("Tenant").

                               WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a lease ("Original Lease"), dated July 29, 1983, whereby the Tenant leased from the Landlord the sixth and seventh floors in the building ("Building") on the property located at 20 N. Michigan Avenue, Chicago, Illinois; and

         WHEREAS, the original Lease was amended by the following amendments:

         A. First Amendment to Lease ("First Amendment"), dated as of July 29, 1983, by and between Landlord and Tenant;

         B. Second Amendment to Lease ("Second Amendment"), dated July 18, 1984, by and between Landlord and Tenant;

         C. Letter ("Third Amendment"), dated October 30, 1984 from John Garbossa of U.S. Equities Realty, Inc. to Lawrence W. Diedrick;

         D. Amendment to Lease ("Fourth Amendment"), dated as of June 13, 1986, by and between Landlord and Tenant;

         E. Amendment to Lease ("Fifth Amendment"), dated as of June 4, 1987, by and between Landlord and Tenant;

         F. Amendment to Lease ("Sixth Amendment"), dated as of April 14, 1992, by and between Landlord and Tenant;

         G. Amendment to Lease ("Seventh Amendment"), dated as of May 28, 1992, by and between Landlord and Tenant;

         H. Amendment to Lease ("Eight Amendment') dated as of April 4, 1994, by and between Landlord and Tenant;

                  (The original Lease, together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eight Amendment are hereinafter collectively referred to as the "Existing Lease"); and

         WHEREAS, the Lease currently expires on November 30, 2004 and Landlord and Tenant desire to extend the Term of the Existing Lease Term as set forth below;

         NOW, THEREFORE, in consideration of the above premises, which by this reference are incorporated herein, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Lease. The Existing Lease as amended by this Ninth Amendment is hereinafter referred to as the Lease."

         2. The Term of the Existing Lease is extended for an additional period commencing December 1, 2004 and ending on October 31, 2011 on all the Terms and conditions set forth in the Existing Lease except as amended by this Ninth Amendment. "Expiration Date of Term" as set forth in Section 1.01 of the Lease is amended to mean October 31, 2011. As used in the Lease (and in particular, Paragraph 6 of the Eight
                  Amendment) "Extended Term" is amended to mean the period from December 1, 1994 to the Expiration Date of Tern.

         3. The Rent payable by Tenant from the date hereof through November 30, 1996 shall be the Rent payable pursuant to the provisions of the Existing Lease.

         4. The Rent payable by Tenant from December 1, 1996 through October 31, 2011 is as follows:

         A.       ADJUSTED MONTHLY BASE RENT

         The following Monthly Base Rent:

                                              Base Rent Per     Annual Base          Monthly Base
         Period                 Sq. Ft.          Sq. Ft.            Rent                 Rent
         ------                 -------          -------            ----                 ----
12/1/95        11/30/96          66,665           $21.42        $1,427,964.30          $118,997.03
12/1/96        11/30/97          66,665           $21.74        $1,449,383.76          $120,781.98
12/1/97        11/30/98          66,665           $22.07        $1,471,124.52          $122,593.71
12/1/98        11/30/99          66,665           $22.40        $1,493,191.39          $124,432.62
12/1/99        11/30/00          66,665           $22.73        $1,515,589.26          $126,299.10
12/1/00        11/30/01          66,665           $23.08        $1,538,323.10          $128,193.59
12/1/01        11/30/02          66,665           $23.42        $1,561,397.94          $130,116.50
12/1/02        11/30/03          66,665           $23.77        $1,584,818.91          $132,068.24
12/1/03        11/30/04          66,665           $24.13        $1,608,591.20          $134,049.27
12/1/04        11/30/05          66,665           $24.49        $1,632,720.07          $136,060.01
12/1/05        11/30/06          66,665           $24.86        $1,657,210.87          $138,100.91
12/1/06        11/30/07          66,665           $25.23        $1,682,069.03          $140,172.42
12/1/07        11/30/08          66,665           $25.61        $1,707,300.07          $142,275.01
12/1/08        11/30/09          66,665           $25.99        $1,732,909.57          $144,409.13
12/1/09        10/31/10          66,665           $26.38        $1,758,903.21          $146,575.27
12/1/10        10/31/11          66,665           $26.78        $1,785,286.76          $148,773.90

                  The Monthly Base Rent is subject to adjustment pursuant to Sections 4.02 (as amended) and 6.03 and other applicable sections of the Lease, and as adjusted shall be the Adjusted Monthly Base Rent.

         B.       ADDITIONAL RENT

                  All charges, costs and sums required to be paid by the Tenant to Landlord pursuant to the Lease, including but not limited to rent for storage space of 6,511 square feet at a monthly rent of $3,255.00 and an annual rent of $39,066.00.

         5. Paragraph 7 of the Eighth Amendment (Tenant's partial termination rights) is hereby deleted.

         6. In Paragraph 9.02 F of the Lease (on page 11A thereof), delete the words: "(provided, Landlord is notified within 120 days of the date hereof)".

         7. Except as amended hereby, the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, this Ninth Amendment has been executed as of the date first written above.

                                 LANDLORD:

                                 U.S. EQUITIES REALTY, INC., as Agent for the Beneficiary of LASALLE NATIONAL BANK, not personally, but as Trustee under Trust Agreement dated March 1, 1983 and known as Trust No. 106020

                                 By:   /s/
                                   ------------------------------------------
                                        Its: President



                                 TENANT:

                                 ILLINOIS STATE MEDICAL INTER-
                                 INSURANCE EXCHANGE



                                  By: /s/
                                    ------------------------------------------
                                        Chairman